As filed with the Securities and Exchange Commission on August 3, 2007
File No. 333-140690

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 5
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTER-ATLANTIC FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-8237170
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Madison Avenue
New York, NY 10017
(212) 581-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Andrew Lerner
Chief Executive Officer
400 Madison Avenue
New York, NY 10017
(212) 581-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Haddad, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, New York 10020 (212) 335-4500	John R. Hempill, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 (212) 468-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, AUGUST 3, 2007

PRELIMINARY PROSPECTUS
$60,000,000

INTER-ATLANTIC FINANCIAL, INC.
7,500,000 units

Inter-Atlantic Financial, Inc. is a newly organized blank check company formed for the purpose of acquiring, through a merger, a capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified domestic and/or foreign operating business in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies, including for example, payment processing companies and technology providers. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or          , 2008 [one year from the date of this prospectus], and will expire on          , 2011 [four years from the date of this prospectus], or earlier upon redemption.

Our executive officers and directors have agreed to purchase from us in a private placement prior to the completion of this offering an aggregate of 2,100,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,100,000. The warrants purchased in the private placement will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete a business combination and may not be subject to redemption. For a more complete discussion of such private placement, see the section appearing elsewhere in this prospectus entitled “Prospectus Summary — Pre-Offering Private Placement.”

We have granted the underwriters a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any (over and above the 7,500,000 units referred to above). We have also agreed to sell to Morgan Joseph & Co. Inc. for $100, as additional compensation, an option to purchase up to a total of 525,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the American Stock Exchange, or AMEX, under the symbol “IAN.U” on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus, unless Morgan Joseph & Co. Inc. determines an earlier date is acceptable. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be quoted on the American Stock Exchange under the symbols “IAN” and “IAN.W”, respectively. We cannot assure you, however, that our securities will continue to be quoted on the American Stock Exchange in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions(1)(2)	Expenses, to Us

Per unit	$8.00	$0.28	$7.72

Total(3)	$60,000,000	$2,100,000	$57,900,000

(1)	Excludes deferred underwriting discounts and compensation in the amount of 3.5% of the gross proceeds, or 0.28 per unit (up to $2,100,000 or up to $2,415,000 if the underwriters over-allotment option is exercised in full) payable to Morgan Joseph & Co. Inc. only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights.

(2)	Of the net proceeds we receive from this offering, and the sale of the founding director and officer warrants that are described in this prospectus, $59,400,000 ($7.92 per unit) will be deposited into a trust account (not including the proceeds of the underwriters’ over-allotment option, if any), of which $2,100,000 is attributable to the deferred underwriters discounts and commissions, at JP Morgan Chase, maintained by American Stock Transfer & Trust Company, acting as a trustee. If we are forced to dissolve, the underwriters have agreed to waive any right they may have to the deferred underwriting discount held in our trust account.

(3)	The underwriters have a 45-day option to purchase up to 1,125,000 additional units of the Company at the public offering price, less the underwriting discount and commission, to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses to us, will be $69,000,000, $2,415,000 (excluding deferred underwriting fees of $2,415,000 equal to 3.5% of the gross offering proceeds) and $66,585,000, respectively. For a more complete discussion of the over-allotment option, see the section appearing elsewhere in this prospectus entitled “Underwriting”.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co., Inc. acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about          , 2007.

Sandler O’Neill + Partners, L.P.
Legend Merchant Group
GunnAllen Financial
          , 2007

You should rely only on the information contained or incorporated by reference in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Inter-Atlantic Financial, Inc. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholders to the extent they purchase or acquire such shares. Accordingly, as used in this prospectus, the term “public stockholders” means the holders of 7,500,000 shares of our common stock included in the units sold in this offering or acquired in the open market following this offering, including, other than as set forth in the immediately preceding sentence, existing stockholders to the extent they purchase or acquire shares in the offering or in the open market following the offering (8,625,000 shares of common stock if the underwriters’ over-allotment option is exercised in full). Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless otherwise stated, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and that no stockholder exercises its right of redemption as described elsewhere in this prospectus. You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

The Company

We are a blank check company organized under the laws of the State of Delaware. We were formed for the purpose of acquiring, through a merger, a capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies, including for example, payment processing companies and technology providers. We believe we are qualified to select an attractive acquisition target because of our officers’ and directors’ over 150 years of aggregate experience with both public and private companies in the financial services industry. Our efforts in identifying a prospective target business will not be limited to a particular geographic location. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. In addition, we have not been contacted nor have any of our officers, directors or affiliates been contacted by companies regarding a potential business combination, nor have we, or any of our officers, directors or affiliates, directly or indirectly, taken any steps in furtherance of a business combination. To date our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations.

According to the SPDR Index as of July 24, 2007, financial services companies comprised a weighted average of 20.0% of the S&P 500 market capitalization. According to the U.S. Bureau of Economic Analysis, the financial services industry has been the leading contributor to the U.S. gross domestic product for more than a decade; the industry’s contribution in 2006 was 20.8%. In addition, for the first quarter of 2007, the financial services sector accounted for approximately 34.2% of total corporate profits in the United States.

The financial services sector is dominated by large, and in some cases, multi-national institutions. While dynamic industry trends are constantly shifting the demand for financial services products and other offerings, we believe that these types of institutions are often unwilling or unable to respond proactively to these emerging trends because they often find it difficult to quickly and efficiently embrace emerging industry trends without disrupting existing businesses. However, we believe that in this competitive industry there is a constant need for cost reduction, expansion of product lines and increased market share through innovative products and the application of technology. We believe that smaller companies have greater flexibility to more readily exploit industry trends in technology, legislation and other areas within particular financial services sectors.

Technology has fundamentally changed how businesses in the financial services industry deliver their services and products. We believe that many areas of financial services have been impacted by the advancement and implementation of technology, especially the banking sector as transaction processing becomes faster and more efficient. Alternative distribution methods employed in the financial services industry have become extremely important. These product delivery methods include debit cards, smart cards, electronic payment systems, contactless payment devices, free-standing kiosks, mobile devices, automated teller machines and the Internet. We believe the evolution of payment technology will continue as cash and check transactions become increasingly replaced by next generation debit technologies including card, PIN and mobile.

Within the universe of potential targets in the financial services industry, including service providers to the industry, we believe that companies in the financial technology sector are particularly attractive and financial technology companies will be an important focus of ours. As compared to traditional banks, these companies differ in many respects and typically are unregulated or less regulated, require lower capitalization levels and trade at higher valuation multiples. Areas within the financial technology sector that we may focus on include:

•	payment processing;

•	processors of transactions or information;

•	financial data, analysis and content providers;

•	banking, insurance and asset management software, security and outsourcing providers;

•	brokerage, eFinance, and other web-oriented financial businesses;

•	credit, debit and prepaid card technology and distribution;

•	emerging technologies such as PIN, mobile and contactless payment delivery systems; and

•	service providers supporting the consumer and commercial finance, servicing, asset management and insurance businesses.

Although we may consider a target business in any segment of the financial services industry, including any area of the financial technology sector, an important area for us will be companies involved in the payments aspect of the financial services industry. Payments encompass the various mechanisms that consumers and businesses use to purchase and/or finance goods or services, pay bills and access and transfer funds. These companies may be involved in creating new mechanisms to enhance or replace existing payment methods including credit cards, debit cards, ATMs, cash, checks, stored value cards, electronic bill payments and other existing and emerging forms of payment. These companies may also be involved in products which often enable payment mechanisms through a complex web of payment devices, financial accounts, data networks, processing platforms, clearinghouses and banking and other relationships that link banks, card issuers, merchants, billers, non-bank financial institutions, corporations, government agencies, technology companies and specialized payment providers.

We believe that payment technology is rapidly changing and that companies involved in this sector have substantial growth potential. According to a February 2006 Federal Reserve Board Discussion Paper, annual debit card transactions in the United States have been increasing at a rate of 20% per year and now exceed the number of credit card transactions. Furthermore, according to the Nilson Report, which compared 2005 with 2006, the number of Visa and MasterCard credit and debit cards in circulation increased globally by 11.2% to 2.4 billion and transactions utilizing these cards increased by 15.2% to 85.4 billion, with the total dollar volume increasing 14.5% to $6.7 trillion. In the United States alone, the number of these cards in circulation increased by 7.8% to 878.8 million, the number of purchase transactions increased by 12.4% to 34.0 billion and total dollar volume increased 11.7% to $2.5 trillion.

While our primary focus will be on prospective target businesses in or related to the financial services industry in the United States, we may also consider these acquisition opportunities internationally.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•	experience and skill of management and availability of additional personnel;

•	financial condition, including profitability, cash flow, the recurrence of revenue and the results of operation;

•	growth potential;

•	competitive position and barriers to entry;

•	ability to retain and grow the customer base;

•	stage of development of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment;

•	costs, approvals and accounting impact associated with effecting the business combination; and

•	relative valuations of similar publicly traded companies.

In addition, banks and insurance companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal laws. Any debt used in the consummation of the business combination may adversely affect the potential target businesses’ ability to maintain capitalization requirements in certain regulated segments of the financial services industry. If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consents, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the potential pool of target businesses may be limited, and our ability to consummate a business combination within the requisite time period may be adversely affected.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering, as well as our capital stock, debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in our trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of such acquisition. Consequently, it is likely we will have the ability to effect only a single business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our net assets at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) or more than one target business at the same time. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such business combinations by raising additional funds through the sale of our securities or through loan arrangements. In addition, we may pay for such business combinations, in part or in whole, by issuance of our securities. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. It is possible we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should management elect to pursue more than one acquisition of target businesses simultaneously, management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses.

We have agreed to pay a monthly fee of $7,500 to Inter-Atlantic Management Services LLC, an affiliate of certain of the officers and directors, for general and administrative services, including but not limited to receptionist, secretarial and general office services. Inter-Atlantic Management Services LLC, together with its affiliate companies, is referred to herein as Inter-Atlantic Group. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of:

•	the consummation of a business combination;

•	24 months after the completion of this offering; and

•	the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than independent and disinterested members of our board of directors, or a court of competent jurisdiction, if such reimbursement is challenged.

Prior to the closing of this offering, our officers and directors will have collectively purchased a combined total of 2,100,000 warrants at a price of $1.00 per warrant for a total of $2,100,000.

Key Strengths

We believe that our management and director team have several key strengths including:

•	substantial investment experience in the financial services sector;

•	substantial management experience in the financial services sector;

•	strong industry reputation and track record;

•	broad sector specific deal flow from our extensive sourcing network; and

•	attractive proposition to target businesses.

Investment Experience

Our officers and directors have significant experience in investing in, and acquiring, financial services companies. In particular, Messrs. Lerner, Lichten and Baris were formerly investment bankers in the Financial Institutions Group of Smith Barney Inc. and Messrs. Lichten and Weinhoff were formerly investment bankers in the Financial Institutions Group of Lehman Brothers Inc. At Inter-Atlantic Group and Smith Barney, Mr. Lerner participated in the raising of equity capital for financial services companies, including investments on behalf of Inter-Atlantic Group’s funds, and performed varying amounts of due diligence on privately-held financial services companies. Mr. Lichten was a Managing Director at Smith Barney and Lehman Brothers Inc., where he concentrated on raising capital and providing merger and acquisition advisory services to financial institutions. Mr. Baris’ primary role at Inter-Atlantic Group has been sourcing, analyzing, negotiating, structuring and monitoring its private equity investments. Mr. Weinhoff was a Managing Director at Lehman Brothers Inc. and head of the Financial Institutions Group for Schroder & Co.

Management Experience

Certain of our officers and directors have been senior executives of major financial services companies. In particular Messrs. Galasso, Daras and Hammer have each served in senior executive roles with companies involved in the payments and banking sectors. Mr. Galasso was the Chairman and Chief Executive Officer of NetSpend Corporation, a prepaid payment solutions company, from 2001 to 2004 and led its efforts to become one of the leading processors and marketers of prepaid, re-loadable debit cards. Prior to his time at NetSpend Corporation, Mr. Galasso was the President and Chief Executive Officer of Bank of America National Association, Bank of America’s credit card company. Mr. Daras served as Executive Vice President, Treasurer and Asset-Liability Committee Chairman of Dime Bancorp where he managed loan and securities portfolios and also oversaw the bank’s cash management, money transfer, derivatives, funding and risk management operations. Prior to his service at Dime Bancorp, Mr. Daras was Chief Financial Officer of Cenlar Capital Corp., a privately held mortgage banking company. Mr. Hammer served as an Executive Vice President of The Chase Manhattan Bank, where he was responsible for the bank’s global consumer activities including the retail branch network, credit card, consumer lending and deposit businesses.

Strong Industry Expertise

We believe that through their work experience, our officers and directors have acquired substantial knowledge about private financial services companies. Our officers and directors have not taken any steps toward identifying a target business, including identifying potential target criteria other than the criteria that is disclosed in this registration statement, and their general knowledge and experience with financial services companies will play a role in evaluating potential target businesses. Specifically, our officers and directors will be using their general industry expertise in evaluating potential target businesses subsequent to the initial public offering. Our officers and directors are not aware of any potential target businesses seeking a sale, seeking a change of control or seeking an initial public offering, and in the event that any such entities subsequently come to the attention of our directors and officers prior to the initial public offering, we will not enter into a business combination with these entities after completion of the initial public offering. Our shareholders are not aware of any business opportunities that may be presented to our management after completion of the initial public offering.

Broad Sector Specific Deal Flow From Our Extensive Sourcing Network

We believe that the background, professional histories and experience of our officers and directors will enable us to have access to a broad spectrum of investment opportunities. We have a competitive advantage in that our officers and directors have 150 years of collective experience in successfully investing in and managing both public and private companies in the financial services industry. Based on the history of our officers and directors working within the financial services industry and their network of contacts, we believe we will have access to deal flow and the ability to locate an attractive initial business combination. Contacts of our officers and directors who may be a source for referral of potential target businesses include executives employed with and consultants engaged by, public and private businesses in our target industries, and consultants, investment bankers, attorneys, and accountants, among others, with knowledge of the financial services industry.

Attractive Proposition to Target Business

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, including venture capital funds, leveraged buyout funds, private equity funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•	Most of these funds have a finite life which generally requires the fund to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors. Our formation documents do not require us to effect a liquidity event at any particular time.

•	We will not integrate the operations of our initial acquisition target into an existing environment and corporate culture with pre-existing methods of doing business, as we believe is common with acquisitions by large financial platforms.

•	We have the flexibility to offer potential acquisition targets cash or stock consideration to meet their liquidity or estate planning needs.

On the other hand, potential acquisition targets may not favor us over other potential purchasers because we will not benefit from typical merger synergies, such as cost reduction and cost avoidance through economies of scale, because we are not an operating company.

The Management Team

Messrs. Lerner, Lichten, Hammer, Baris and Daras are partners in Inter-Atlantic Group, a New York based private equity firm specializing in the financial services industry. Mr. Galasso is an independent consultant that conducts business with Inter-Atlantic Group from time to time. While each of these individuals is also a member of our management team, no voting arrangement exists among these individuals with respect to our securities. They have been integral in all investing activity, advisory activity, capital raising and strategic planning engaged in by Inter-Atlantic Group. Mr. Galasso has served as a senior executive officer in the payments industry including as Chairman and Chief Executive Officer of NetSpend Corporation, a former portfolio company of Inter-Atlantic Group. Inter-Atlantic Group generally refers to a collection of affiliated companies and partnerships, including two Bermuda-domiciled private equity funds, their general partners and Inter-Atlantic Management Services LLC, the main operating company. Prior to 2001, Inter-Atlantic Group served the financial services industry through mergers and acquisitions advisory services, capital raising, strategic planning and corporate restructuring for domestic and offshore companies. In 2001, the firm divested its broker-dealer subsidiary, Guggenheim Securities, LLC, in order to focus its efforts on making investments in the financial services sector. In addition, Inter-Atlantic Group has been a senior strategic advisor to a prominent insurance company for the past 12 years. The limited partners of the two private equity funds are a small group of prominent institutional investors.

Inter-Atlantic Group’s investment committee consists of Messrs. Lerner, Lichten, Hammer, Baris, and Michael P. Esposito Jr., a former employee of the firm who is currently a director and owner of the general partners of the Inter-Atlantic Group funds. Mr. Esposito is a well known financial services executive who serves as Chairman of the Boards of XL Capital Ltd. (NYSE:XL), Security Capital Assurance Ltd. (NYSE: SCA) and Primus Financial Ltd. (NYSE: PRS).

We will not enter into a business combination with any company which Inter-Atlantic Group currently has or previously had a financial interest in.

To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Inter-Atlantic Group and Messrs. Lerner, Daras, Baris, Lichten and Hammer has granted us a right of first refusal, effective upon the consummation of this offering, with respect to any company or business in or related to the financial services industry with a fair market value at least equal to 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable). Messrs. Galasso and Weinhoff will be responsible for enforcing this right of first refusal.

We maintain executive offices at 400 Madison Avenue, New York, New York 10017 and our telephone number is (212) 581-2000.

Pre-Offering Private Placement

Our executive officers and directors have agreed to purchase in the aggregate 2,100,000 warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $2,100,000. Each of our officers and directors have agreed to participate in the private placement. We refer to these 2,100,000 warrants as the “founders’ warrants” throughout this prospectus. The founders’ warrants will be purchased separately and not as a part of units. The purchase price of the founders’ warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,100,000 purchase price of the founder’s warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founders’ warrants will expire worthless.

The founders’ warrants will not be transferable (except in limited circumstances discussed below) or salable by the founders until we complete a business combination, and will be non-redeemable so long as the founder or the transferee holds such warrants. The founders’ warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. We have elected to make the founders’ warrants non-redeemable in order to provide the founders a potentially longer exercise period for those warrants because the founders will bear a higher risk because they are required to hold such warrants until the consummation of the business combination and are unable to transfer the warrants (except in limited circumstances discussed below). In addition, after consummation of the business combination, the founders’ ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the holders of the founder warrants could be significantly restricted from selling such securities. With those exceptions, the founders’ warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

The founders are only permitted to transfer such warrants in the following circumstances: transfers for estate planning purposes, by operation of law or upon death, and the transferees receiving such founders’ warrants will be subject to the same sale restrictions imposed on the founders. The founders’ warrants will be differentiated from warrants, if any, purchased in or following this offering by any holder of founders’ warrants through the legends contained on the certificates representing the founders’ warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

The Offering

Securities offered:	7,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. However, Morgan Joseph & Co. may decide to allow continued trading of the units following such separation. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. We will file a separate Current Report on Form 8-K if the over-allotment option is exercised in whole or in part after the consummation of the offering. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if the representative has allowed separate trading of shares and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the Securities and Exchange Commission’s, or SEC’s, website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering:	1,875,000 shares

Number to be outstanding after this offering:	9,375,000 shares

Warrants:

Number outstanding before this offering and the pre-offering private placement:	0

Number to be outstanding after this offering and the pre-offering private placement:	9,600,000 warrants, including the 2,100,000 warrants to be purchased by the founders’ prior to the closing of this offering

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$6.00 per share

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• , 2008 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants (other than the founders’ warrants, as defined below, but including any warrants issued upon exercise of the underwriters’ unit purchase option):

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption,

• if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

• if there is an effective registration statement allowing for the resale of shares underlying the warrants.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as to provide a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption by payment of the exercise price. However, there can be no assurance that the price of common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Founders’ Warrants:	Our officers and directors have collectively agreed to purchase a combined total of 2,100,000 warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $2,100,000. We refer to these 2,100,000 warrants as the “founders’ warrants” throughout this prospectus. The founders’ warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founders’ warrants will be added to the proceeds from this offering to be held in our trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,100,000 purchase price of the founders’ warrants will become part of the amount payable to our public stockholders upon our automatic dissolution and subsequent liquidation of our trust account and the founders’ warrants will expire worthless.

The founders’ warrants will not be transferable (except in limited circumstances) or saleable by the purchasers of the founders’ warrants until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants. In addition, commencing on the date such warrants become exercisable, the founders’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founders’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Until we complete a business combination, the purchasers of the founders’ warrants are only permitted to transfer such warrants for estate planning purposes, by operation of law, or upon death, and the transferees receiving such founders’ warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers of the founders’ warrants acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the price of our common stock rises following such redemption, the holders of the founders’ warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our shares would increase following a warrant redemption. We have elected to make the founders’ warrants non-redeemable in order to provide the purchasers of the founders’ warrants a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. If our share price declines in periods subsequent to a warrant redemption and the purchasers of the founders’ warrants who initially acquired these warrants from us continue to hold the founders’ warrants, the value of those warrants still held by these persons may also decline. The founders’ warrants will be differentiated from warrants, if any, purchased in or following this offering by the founders and the other purchasers of the founders’ warrants through the legending of certificates representing the founders’ warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Proposed American Stock Exchange symbols for our:

Units:	“IAN.U”

Common Stock:	“IAN”

Warrants:	“IAN.W”

Offering proceeds to be held in trust:	Including the proceeds of this offering, the entire proceeds from the pre-offering private placement of $2,100,000 payable for the founders’ warrants and the $2,100,000 deferred underwriters fee, $59,400,000 ($7.92 per unit) will be placed in a trust account at JPMorgan Chase maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $55,200,000 ($7.36 per unit) from the proceeds of this offering, $2,100,000 purchase price of the founders’ warrants ($0.28 per unit) and approximately $2,100,000 ($0.28 per unit) of deferred underwriting discounts and commissions. The total dollar amount to be held in trust represents 99.0% of the gross proceeds of this offering (or 98.7% in the event that the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in our trust account of the purchase price of the founders’ warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distributions to investors if an automatic dissolution and subsequent liquidation of our trust account occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination or upon liquidation of our trust account. If we are forced to dissolve and subsequently liquidate our trust account, the underwriters have agreed to waive any right they may have to the $2,100,000 of deferred underwriting discount held in our trust account, all of which shall be distributed to our public stockholders. Therefore, unless and until a business combination is consummated, the proceeds held in our trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that to the extent our trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to use up to $1,250,000 of interest income (net of taxes payable) to fund working capital and to seek disbursements from our trust account to pay any federal, state or local tax obligations related thereto. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in our trust account (initially, approximately $90,000 after the payment of the expenses relating to this offering).

A portion of the funds not held in our trust account will be used to repay loans made to us by Inter-Atlantic Group, an affiliate of certain of the officers and directors, to cover offering related expenses. It is possible that we could use a portion of the funds not in our trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of our trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and subsequently liquidate our trust account. As used in this prospectus, a “no-shop” provision means a contractual provision that prohibits the parties in a business combination from engaging in certain actions such as soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monetary payment to the non-breaching party. In the case of a buyer of the business, such a provision can impose liquidated damages on the buyer if the buyer fails to consummate the business combination transaction in certain circumstances resulting in the forfeiture of any deposit.

Disbursements from monies not held in trust:	Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment of a $250,000 interest free loan to be made by Inter-Atlantic Group to cover offering expenses and to be repaid at the closing of the offering;

• Repayment of up to $500,000 of loans that may be extended to us by Inter-Atlantic Group under a limited recourse revolving line of credit that will be made available to us upon the closing of the offering. Repayment of this revolving line of credit prior to the consummation of the business combination will be payable solely from the $1,250,000 of interest earned on the trust account which is available for working capital;

• Payment of up to $7,500 per month to affiliates of existing stockholders for office space and administrative services; and

• Reimbursement for any expenses incident to the offering and finding a suitable business combination. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than independent and disinterested members of our board of directors, or a court of competent jurisdiction, if such reimbursement is challenged.

Amended and Restated Certificate of Incorporation:	Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination.

Specifically, it provides that:

• prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

• we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders and (ii) public stockholders owning less than 30% of the shares of common stock purchased by the public stockholders in this offering exercise their redemption rights;

• if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account;

• if a business combination is not consummated within 24 months from the date of this prospectus, then we will dissolve and distribute to all of our public stockholders their pro rata share of the trust account; and

• we may not initially consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that such combination be with one or more operating businesses that have a fair market value, either individually or collectively, equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. However, we view the foregoing provisions as obligations to our stockholders and we will not take any actions to waive or amend any of these provisions.

Stockholders must approve business combination:	We will seek stockholder approval before effecting any business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the common stock owned by them prior to this offering in the same manner as a majority of common stock voted by the public stockholders. Our existing stockholders have also agreed that if they acquire common stock in or following this offering, they will vote such acquired common stock in favor of a business combination.

We will proceed with a business combination only if a majority of the common stock voted by the public stockholders are voted in favor of the business combination and the number of shares owned by public stockholders that vote against the business combination and exercise their redemption rights is less than 29.99% of the aggregate number of shares in the units sold in this offering. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of our trust account. Such stockholder must also exercise its redemption rights described below. We will only structure or consummate a business combination in which all stockholders exercising their redemption rights, up to 29.99%, are entitled to receive their pro rata portion of our trust account (net of taxes payable). This redemption threshold is different from the traditional blank check company structure and makes it more likely the business combination will be approved, even if a significant number of shareholders do not approve the transaction. The Company has agreed not to lower the redemption threshold below 29.99% in connection with the negotiation of a business combination.

Redemption rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to redeem their shares into a pro rata share of our trust account, including the interest earned on their portion of our trust account (excluding up to $1,250,000 of interest earned which may be used to fund working capital and net of taxes payable), if the business combination is approved and completed. If a business combination is approved, stockholders that vote against the business combination and elect to redeem their shares to cash will be entitled to receive their pro-rata portion of the $2,100,000 ($0.28 per share) of deferred underwriting discount held in our trust account. Public stockholders that redeem their shares into their pro rata share of our trust account will continue to have the right to exercise any warrants they may hold. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Existing stockholders are not entitled to redeem any of their common stock acquired prior to this offering into a pro rata share of our trust account. However, existing stockholders who acquire common stock in connection with or after this offering will be entitled to a pro rata share of our trust account upon our dissolution and subsequent liquidation of our trust account upon our failure to consummate a business combination within the prescribed time period.

Dissolution and liquidation if no business combination:	Pursuant to the terms of the trust agreement by and between us and American Stock Transfer & Trust Company and applicable provisions of the Delaware General Corporation Law, we will dissolve and liquidate and release only to our public stockholders, as part of our plan of dissolution and liquidation, the amount in our trust account if we do not effect a business combination within 24 months from the consummation of this offering. Pursuant to our amended and restated certificate of incorporation, or our certificate of incorporation, upon the expiration of such time period, our corporate existence will cease except for the purpose of winding up our affairs and liquidating. We chose this limited existence structure in order to reduce the time to distribute the funds in the trust account to our stockholders in the event that we are unable to complete a business combination in the required time frame. This automatic cessation of corporate existence has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if a majority of the common stock voted by the public stockholders is voted in favor of such business combination and our amendment to provide for our perpetual existence and the number of shares owned by public stockholders that vote against the business combination and exercise their redemption rights is less than 29.99% of the aggregate number of shares in the units sold in this offering (unlike the redemption threshold of 19.99% required in a traditional blank check company structure). The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock.

At the expiration of the 24 month period, pursuant to Section 281 of the Delaware General Corporation Law, we will also adopt a plan that will provide for payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may potentially be brought against us within the subsequent 10 years. We cannot assure you that we will properly assess all claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, while we are obligated to have all entities providing goods or services to us in excess of $50,000, or as we refer to them throughout this prospectus, our significant vendors and service providers, and all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. The determination of which vendors will be deemed significant will be made by our management but will include any investment bankers, legal advisors, accounting firms and business consultants we hire in connection with a business combination. Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, jointly and severally pro rata according to their comparative beneficial interests in our company immediately prior to this offering, for any loss, liability, claim, damage and expense to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest (net of taxes) then held in the trust account. We anticipate that the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our existing stockholders have agreed to waive their respective rights to participate in any liquidation as part of our plan of dissolution and liquidation occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering. In addition, Morgan Joseph & Co. has agreed to waive their rights to the $2,100,000 ($2,415,000 if the underwriters’ over-allotment option is exercised in full) of deferred compensation deposited in our trust account for their benefit if the business combination is not consummated.

The repayment of the $500,000 limited recourse revolving line of credit prior to the consummation of the business combination will be payable solely from the $1,250,000 of interest earned on the trust account, which is available for working capital, solely to the extent that there is more than $7.92 per share in the trust account. This revolving line of credit will have no recourse against our trust account and will be used solely to fund working capital. The amounts drawn under the revolving line of credit shall bear interest at the federal funds rate (5.25% as of July 25, 2007) and shall become due and payable upon the earlier of the consummation of a business combination, liquidation of the Company or two years after the consummation of the offering, or earlier solely from interest earned on the trust account.

We estimate our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation would be approximately $15,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware and the winding up of our company. We believe there should be sufficient funds available, either outside of our trust account or made available to us out of the net interest earned on our trust account and released to us as working capital, to fund the costs and expenses of dissolution, although we cannot give any assurances thereof. To the extent sufficient funds are not available, Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, however, we cannot assure you that they will be able to satisfy these obligations.

Escrow of existing stockholders’ shares and founders warrants:	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the common stock they owned before this offering and their founders’ warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Except transfers for estate planning purposes, by operation of law, or upon death, while remaining subject to the escrow agreement (i) the common stock will not be transferable during the escrow period and will not be released from escrow until one year from the consummation of the business combination and (ii) the founders’ warrants will not be transferable during the escrow period and will not be released from escrow until the consummation of the business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 15, 2007
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$(239,939)	$57,406,712
Total assets	438,896	59,506,712
Total liabilities	422,184	2,100,000
Value of common stock which may be redeemed for cash(2)	—	17,814,060
Stockholders’ equity	$16,712	39,592,652

(1)	Excludes the $100 purchase price for the purchase option issued to Morgan Joseph & Co.

(2)	Public stockholders voting against a business combination will be entitled to redeem their shares into a pro rata share of our trust account, including (i) $7.64 per share from the proceeds of this offering and the purchase price of the founders’ warrants, (ii) the interest earned on their portion of our trust account (excluding up to $1,250,000 of interest earned which may be used to fund working capital and net of taxes payable), and (iii) the $2,100,000 ($0.28 per share) of deferred underwriting discount held in our trust account.

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of accrued and other liabilities to be made.

The working capital and total assets amounts, as adjusted, include $57,300,000 from the proceeds of this offering (including the $2,100,000 purchase price of the founders’ warrants) to be held in our trust account for our benefit which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount placed in trust will be $59,400,000 which amount includes the $2,100,000 ($0.28 per share) of deferred underwriting discounts and commissions. If a business combination is not so consummated, we will be dissolved and all of the proceeds held in our trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. This redemption threshold is different from the traditional blank check company structure and makes it more likely the business combination will be approved. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem into cash up to approximately 29.99% of the 7,500,000 shares included in the units sold in this offering, or 2,249,250 shares of common stock, at an initial per-share redemption price of $7.92 (which includes $0.28 per share of deferred underwriters discounts and commissions which the underwriters have agreed to forfeit to pay redeeming stockholders), without taking into account interest earned on our trust account (net of up to $1,250,000 released to us and net of any taxes due on such interest, which taxes, if any, shall be paid from our trust account). The actual per-share redemption price will be equal to:

•	the amount in our trust account before payment of deferred underwriting discounts and commissions and including all accrued interest (excluding up to $1,250,000 of interest income (net of taxes payable) which may be used to fund working capital), net of taxes payable, as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Company And The Offering

We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire, merge with, engage in a capital stock exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with a single domestic and/or foreign operating entity, or one or more related or unrelated operating entities in the financial services sector, or, possibly, a company operating in a different sector. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. In addition, we have not been contacted nor have any of our officers, directors or affiliates been contacted by companies regarding a potential business combination, nor have we, or any of our officers, directors or affiliates, directly or indirectly, taken any steps in furtherance of a business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are forced to dissolve and liquidate before a business combination our warrants will expire worthless.

If we are unable to complete a business combination and are forced to dissolve, liquidate and wind up, there will be no amount payable upon such liquidation with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. As a result, you will have paid the full unit purchase price solely for the shares underlying the units. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Dissolution and liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies including the ability to receive all interest earned on the amount held in trust.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into our trust account. Because we are not subject to Rule 419, a significant amount of the interest earned on the funds deposited in our trust account will be released to us to fund our working capital and will not be available at all to those public stockholders redeeming in connection with a business combination and our units will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified approximately 115 blank check companies that have completed initial public offerings since August 2003. Of these companies, only 29 have completed a business combination, while five have liquidated or will be liquidating. The remaining approximately 86 blank check companies have more than $8.0 billion in trust and are seeking to complete business acquisitions. Of these companies, only 25 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. In addition, there are 45 blank check companies with more than $5.5 billion in trust that have filed registration statements and will be seeking to complete business combinations. Furthermore, the fact that only 29 of such companies have completed business combinations and only 25 other of such companies have entered into definitive agreements or letters of intent for business combinations, and five have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike most other blank check offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in redemption threshold to 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, will make it more likely that the business combination will be approved, even if a significant number of shareholders do not approve the transaction.

Unlike most other blank check offerings which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights. As a result, this change in the redemption threshold makes it more likely that the business combination will be approved, even if a significant number of shareholders do not approve the transaction.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our 24 month deadline.

Pursuant to our certificate of incorporation, if we do not effect a business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purpose of winding up our affairs and liquidating.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will, in all likelihood, be aware of this time limitation and can be expected to negotiate accordingly. In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached may be on terms less favorable to us than if we did not have the time period restriction set forth above. Additionally, as the 24 month time period draws closer, we may not have the desired amount of leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders from our trust account as part of our stockholder-approved plan of dissolution and liquidation will be less than $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we are obligated to have all significant vendors, prospective target businesses or other entities with which we execute agreements waive any and all right, title, interest or claim of any kind in or to any monies held in our trust account for the benefit of our public stockholders, there is no guarantee that if they execute such agreements that they would be prevented from bringing claims against our trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in our trust account. The determination of which vendors will be deemed significant will be made by our management but will include any investment bankers, legal advisors and accounting firms we hire in connection with a business combination.

Accordingly, any creditor’s claims against the trust account will take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.92 per share held in our trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from our trust account and net of any amounts released to us as working capital, or to fund costs associated with our plan of dissolution and liquidation if we do not consummate a business combination). If we are unable to complete a business combination and are forced to dissolve and liquidate, Messrs. Lerner, Daras, Baris, Hammer and Lichten will be personally liable to ensure that the proceeds in our trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for any reason, including for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in our trust account in order to preserve a $7.92 per-share liquidation price. We cannot assure you that these directors and executive officers will be able to satisfy those obligations. These indemnifying officers and directors have agreed to indemnify us for any and all claims to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers and prospective target businesses.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete our trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be “independent” based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934. As a result, management of the prospective target business may become in charge of our day-to-day operations. We cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our officers and directors in the target business, however, cannot presently be ascertained. Certain of our current officers and directors may resign (i) upon consummation of a business combination or (ii) if they are deemed to not be “independent” based upon the rules of the American Stock Exchange or the Securities and Exchange Act of 1934. Although it is possible that some of our officers and directors will remain associated with the target business following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our management will only remain with the combined company after consummation of the business combination if, among other things, they are able to negotiate terms with the combined company as part of any such combination.

While any or all members of our management have expressed a willingness to remain associated with us after consummation of the business combination, either as officers or directors, there is the possibility that no members of our management team will remain associated with us after the consummation of the business combination. In addition, there has not been any determination that any specific members of management will remain associated with the combined company post-business combination. It is more likely that some of our members of our management will remain as directors rather than officers post-business combination. However, we do not yet know which members of our management may remain associated with us after consummation of the business combination, and what their roles will be, because such a decision will be based on a variety of factors, including the experience and skill set of the target business’ management, the experience and skill set of each of our members of management as it relates to the target business, the industry and geographic location of the business post-business combination and the ability of members of our management to negotiate terms with the target business as part of any such business combination. If any members of our management negotiate to be retained post business combination as a condition to any potential business combination, such person’s financial interests, including compensation arrangements, could influence such person’s motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our officers or directors have ever been associated with a “blank check” company. However, our officers and directors may in the future become affiliated with entities, other than “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders within 10 business days after the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with these procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers) or potential target businesses. As described above, we intend to have all significant vendors, service providers and prospective target businesses execute agreements with us waiving any and all right, title, interest or claim of any kind in or to any monies held in our trust account. Based on representations made to us by our indemnifying officers and directors, we currently believe that they have substantial means to fund any shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such eventuality. The indemnification obligations may be substantially greater than our indemnifying officers and directors currently foresee or expect. Their financial resources may also deteriorate in the future. Hence, we cannot assure you that our officers and directors will be able to satisfy those obligations. In addition, because we will not be complying with Section 280, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination.

Pursuant to, among other documents, our certificate of incorporation, if we do not complete a business combination within 24 months after the consummation of this offering our corporate existence will cease except for purposes of winding-up our affairs and liquidating. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time period. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in our trust account (net of taxes payable and that portion of the interest earned previously released to us). Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from our trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation and we estimate such costs to be approximately $15,000. We believe there should be sufficient funds available either outside of our trust account or made available to us out of the net interest earned on our trust account and released to us as working capital, to fund this cost, although we cannot give any assurances thereof. To the extent sufficient funds are not available, Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, however, we cannot assure you that they will be able to satisfy these obligations. Upon notice from us, the trustee of our trust account will liquidate the investments constituting our trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from interest released to us from our trust account if available, our liabilities and obligations, although we cannot give you assurances that there will be sufficient funds for such purpose. The amounts held in our trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain valid and enforceable waivers.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price thereafter at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and the warrants may expire worthless.

Holders of our warrants will be able to exercise the warrant only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities law of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities law, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstances and the warrants can become, and later expire, worthless. If the warrants expire worthless, you will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Existing shareholders who purchased warrants in the private placement may be able to exercise their warrants at a time when the purchasers in the initial public offering may not.

Because the founders’ warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the founders’ warrants are exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 49,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 28,975,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the underwriters’ unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Additionally, parts of the financial services industry are capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions and working capital needs. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $90,000 (not including up to $500,000 which can be drawn from our limited recourse revolving line of credit at the federal funds interest rate (5.25% as of July 25, 2007) and up to $1,250,000 of interest we may earn on funds in our trust account, which we are entitled to use in order to cover our operating expenses and our costs associated with a stockholder-approved plan of dissolution and liquidation if we do not consummate a business combination) from the proceeds of this offering and the pre-offering private placement of the founders’ warrants to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate as part of our stockholder-approved plan of dissolution and liquidation prior to consummating a business combination.

Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our officers and directors some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be totally dependent upon the efforts of our officers and directors. While any or all members of our management may remain associated with us after consummation of the business combination, either as officers or directors, there is the possibility that no members of our management team will remain associated with us after the consummation of the business combination. In addition, there has not been any determination that any specific members of management will remain associated with the combined company post-business combination. It is more likely that some of our members of our management will remain as directors rather than officers post-business combination. However, we do not yet know which members of our management may remain associated with us after consummation of the business combination, and what their roles will be, because such a decision will be based on a variety of factors, including the experience and skill set of the target business’ management, the experience and skill set of each of our members of management as it relates to the target business, the industry and geographic location of the business post-business combination and the ability of members of our management to negotiate terms with the target business as part of any such business combination. In addition, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate terms with the combined company as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment or consulting agreement or other arrangement. The determination to remain as officers of the resulting business will be determined prior to the completion of the transaction and will depend upon the appropriateness or necessity of our current management to remain. In making the determination as to whether our current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of our current management remain if it is believed that it is in the best interests of the combined company post-business combination. If our management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

If any of the underwriters or Scura, Rise & Partners LLC provides services to us after this offering, we may pay them fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Although we are not under any contractual obligation to engage any of the underwriters or Scura, Rise & Partners LLC, a financial advisory firm, to provide any services for us after this offering, and have no present intent to do so, any of the underwriters or Scura, Rise & Partners LLC may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters or Scura, Rise & Partners LLC provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

None of our officers or directors has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the pre-offering private placement of the founders’ warrants. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to dissolve and liquidate our trust account to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our directors own shares of our common stock which will not participate in the liquidation of our trust account as part of our stockholder-approved plan of dissolution and liquidation and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own our stock and all of our officers and directors will own, either directly or indirectly, warrants purchased in a private placement consummated prior to this offering, but have waived their right to the liquidation of our trust account as part of our stockholder-approved plan of dissolution and liquidation with respect to those shares (including shares issuable upon exercise of the warrants) upon the liquidation of our trust account to our public stockholders if we are unable to complete a business combination. The shares and warrants owned by these persons (including our officers and directors) will be worthless if we do not consummate a business combination. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside our trust account unless the business combination is consummated and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount available outside our trust account, unless the business combination is consummated. The amount of available proceeds is based on management estimates of the capital needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the Securities and Exchange Commission’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of less than $5,000,000 and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of products or services. Additionally, we may face obstacles to completing simultaneous acquisitions.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of the amount in our trust account (excluding $2,100,000 of deferred compensation (or $2,415,000 if the over-allotment option is exercised in full) to be held for the benefit of Morgan Joseph & Co. and taxes payable) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. We may not be able to acquire more than one target business because of various factors, including the amount of funds available to consummate a business combination, possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we may not have sufficient management, financial and other resources to effectively investigate the business and affairs of multiple acquisition candidates simultaneously or to negotiate the terms of multiple acquisition agreements at the same time which could result in a failure to properly evaluate multiple acquisitions. Further, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of the amount in our trust account (excluding $2,100,000 of deferred compensation (or $2,415,000 if the over-allotment option is exercised in full) to be held for the benefit of Morgan Joseph & Co. and taxes payable) threshold. Accordingly, while it is possible we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering and the pre-offering private placement of the founders’ warrants. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of our trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in our trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (excluding $2,100,000 of deferred compensation (or $2,415,000 if the over-allotment is exercised in full) to be held for the benefit of Morgan Joseph & Co. and taxes payable) at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of the amount in our trust account (excluding $2,100,000 of deferred compensation (or $2,415,000 if the over-allotment is exercised in full) to be held for the benefit of Morgan Joseph & Co. and taxes payable) at the time of such acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

Our initial business combination will be considerably larger than management’s recent investment experience at Inter-Atlantic Group.

Inter-Atlantic Group has not recently made investments in excess of $5 million. By comparison, our amended and restated certificate of incorporation requires that our initial business combination be with a business or businesses that have a fair market value at least equal to 80% of the balance in the trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable). Based on the net offering proceeds of this offering and the sale of the founders’ warrants held in the trust account being $57,300,000, we would be required to effect an initial business combination with a business that has a fair market value of at least $45,840,000. As a result, management’s recent investment experience at Inter-Atlantic Group may not be useful in analyzing our potential target businesses.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders (which in our case may be up to 30% of the shares held by public stockholders, rather than the 20% threshold of most other blank check companies), we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock if no overallotment is exercised. None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in this offering, or units or warrants on the open market following the offering. For a more complete discussion, please see the section of this prospectus entitled “Principal Stockholders.”

We will be dependent upon interest earned on our trust account and our subordinated revolving line of credit to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $90,000 is estimated to be available to us initially outside our trust account to fund our working capital requirements. We will be dependent upon our $500,000 limited recourse revolving line of credit and up to $1,250,000 of interest earned on the proceeds held in our trust account (net of taxes payable) to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to a portion of the interest earned on our trust account in excess of the amount necessary to allow for a $7.92 per share liquidation price to our public stockholders for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to dissolve, liquidate and wind up.

Our existing stockholders paid an aggregate of $25,000, or approximately $.0133 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the pre-offering private placement of the founders’ warrants constitute the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the pre-offering private placement of the founders’ warrants are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.5% or $2.36 per share (the difference between the pro forma net tangible book value per share of $5.64, and the initial offering price of $8.00 per unit).

Our founders’ warrants are non-redeemable provided they are held by the initial purchasers or their permitted transferees, which could provide such purchasers the ability to realize a larger gain than our public warrant holders.

The warrants held by our public warrant holders (including the warrants subject to the underwriters’ unit purchase option) may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, the last sale price of the shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•	if there is an effective registration statement allowing for the resale of shares underlying the warrants.

As a result of the founders’ warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founders’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of our shares and make it more difficult to effect a business combination.

In connection with this offering, as part of the units (but not including any over-allotments issued to the underwriters), and in connection with the sale of 2,100,000 founders’ warrants, we will be issuing warrants to purchase 7,500,000 shares. We will also issue an option to purchase 525,000 units to Morgan Joseph & Co. which, if exercised, will result in the issuance of an additional 525,000 shares and 525,000 warrants. To the extent we issue shares to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and Morgan Joseph & Co.’s unit purchase option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and unit purchase option are exercised, you may experience dilution to your holdings.

If our existing stockholders and purchasers of the founders’ warrants exercise their registration rights, it may have an adverse effect on the market price of our shares and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. In addition, the holders of the founders’ warrants can demand that we register those warrants and the underlying shares at anytime after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before the consummation of a business combination. If our existing stockholders and the holders of the founders’ warrants exercise their registration rights with respect to all of their shares and warrants, then there will be an additional 1,875,000 shares and 2,100,000 warrants or up to 2,100,000 shares issued upon exercise of the founders’ warrants that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our shares.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	a decreased ability of our securityholders to sell their securities in certain states; and

•	restrictions on the nature of our investments.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

As of the date of this prospectus there is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, as amended, because, following the offering and prior to the consummation of a business combination, we may be viewed as engaging in the business of investing in securities (in this case United States government securities as described below) having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. Our trust account and the purchase of government securities for our trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in our trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

Since we are not an operating company, the pricing of the units in this offering is relatively arbitrary.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and Morgan Joseph & Co. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Since we are not an operating company, upon consummation of a business combination, we will not benefit from the synergies typically associated with many business combinations, and as a result, potential target companies may favor other potential purchasers over us.

A benefit of many business combinations is economies of scale in which the acquiring company can reduce costs by eliminating redundant operations and utilizing the resources of both entities to run the combined company more efficiently. Because we are not an operating company, upon consummation of a business combination, we will not benefit from these and other synergies often associated with business combinations and, as a result, potential target companies may favor other potential purchasers over us.

Risks Related To Select Financial Services Organizations

As mentioned elsewhere herein, we were formed for the purpose of acquiring a company in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies, including for example, payment processing companies and technology providers.

We may be subject to significant regulatory requirements in connection with our efforts to acquire a financial services organizations.

Acquisitions of financial services organizations are often subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with certain types of financial services organizations without complying with applicable laws and regulations and obtaining required governmental or client consents. For example, if we were to attempt to acquire or acquire control of an investment management firm, we would have to obtain consents of the firm’s investment management clients or enter into new contracts with them, and there is no assurance that we would be able to obtain such consents or enter into new contracts. If our acquisition target were an insurance company, state insurance commissioners in the states where the insurance company does business would review an acquisition transaction and could prevent it by withholding their consent. The acquisition of a business in other sectors of the financial services industry may require similar approvals or consents. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control.

Financial services organizations often face substantial on-going regulation and, after acquiring a financial services organization, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

In addition to the regulatory requirements for banking organizations, many financial services organizations are subject to extensive regulation. Many regulators, including United States government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with financial services firms and are not designed to protect our stockholders.

Governmental and self-regulatory organizations impose and enforce regulations on financial services companies. United States self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered broker-dealers and investment advisors.

This regulatory environment is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes.

After the consummation of a business combination, we may face strong competition from financial services firms, many of whom may have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of a business combination in the financial services industry, we may compete with other firms — both domestic and foreign — in a number of areas, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as the result of consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. The passage of the Gramm-Leach-Bliley Act in 1999 reduced barriers to large institutions providing a wide range of financial services products and services. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of a business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effect of many factors, including:

•	general economic conditions;

•	market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability and cost of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	natural disasters;

•	inflation;

•	credit ratings; and

•	size, volume and timing of transactions.

These and other factors could affect the stability and liquidity of the markets in which financial services businesses operate.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

Many financial services firms are subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in the interest rate environment may reduce our profits. Banks and other financial services firms realize income from the differential, or “spread,” between the interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest earning assets and interest bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. Since June 30, 2004, the federal funds rate (5.25% as of July 25, 2007) and other short-term market interest rates, which are used to guide deposit pricing in most banking organizations, have increased, while intermediate- and long-term market interest rates, which are used by many banking organizations to guide loan pricing, have not increased proportionately. This has led to a “flattening” of the market yield curve, which has even “inverted” recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat yield curve may hurt interest rate spread and net interest margin because the interest rates paid on deposits are likely to reprice upwards faster than the interest rates earned on loans and investments. If short-term interest rates continue to rise so that the yield curve remains relatively flat or inverts further, we would expect that net interest spread and net interest margin would continue to compress, which would hurt net interest income. We cannot assure you that we can minimize our interest rate risk. In addition, while an increase in the general level of interest rates may increase our net interest margins and loan yield, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

Risks Associated with Banking Regulation

Below are some of the specific risks that we may face if we consummate a business combination with a financial services organization that is a bank.

We may be subject to significant regulatory requirements in connection with our efforts to acquire a banking organization, which may result in our failure to consummate our initial acquisition within the required time frame and may force us to liquidate.

Acquisitions of banking organizations are often subject to significant supervisory approval requirements, and we will not be able to consummate a business combination with a banking organization without complying with applicable laws and regulations. To acquire a banking organization we would be required to obtain approvals from one or more of the Board of Governors of the Federal Reserve System, or Federal Reserve, the Federal Deposit Insurance Corporation, or FDIC, the Office of the Comptroller of the Currency, or OCC, the Director of the Office of Thrift Supervision, or OTS, and/or state banking supervisors. Such approvals are time-consuming to obtain, require the submission of extensive information regarding investors, and are subject to considerations of safety and soundness and public convenience and needs, among others. We may not receive any such required approvals or we may not receive them in a timely manner, including as a result of factors or matters beyond our control. Satisfying any requirements of banking supervisors may delay the date of our completion of our initial business combination beyond the required time frame (24 months after the consummation of this offering). If we fail to consummate out initial business combination within the required time frame we may be forced to liquidate.

We will be subject to significant government regulation if we acquire a banking organization.

Following the acquisition of a banking organization, we will operate in a highly regulated environment and will be subject to supervision and regulation by a number of governmental agencies, including one or more of the Federal Reserve, the OCC, and the FDIC, the OTS and/or state banking supervisors. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to the ownership and control of stockholders, acquisition of other companies and businesses, permissible activities we may engage in, maintenance of adequate capital levels, sales practices, anti-money-laundering requirements, and other aspects of our operations. The appropriate banking supervisors will perform detailed examinations of us and our subsidiaries on a regular basis. Banking supervisors possess broad authority to prevent or remedy unsafe or unsound practices or violations of law and to require robust and detailed policies, procedures, and systems of risk management and legal compliance. Any failure of such policies, procedures, and systems (including actions by a banking organization prior to our acquisition of it), or any failure by us or our subsidiaries to maintain satisfactory examination ratings for any reason, could result in substantial penalties, requirements, and/or restrictions on our ability to conduct business. In addition, future legislation and government policy could adversely affect our results of operations.

Certain financial services companies face substantial regulatory risks resulting from maintaining capital requirements and, if we consummate a business combination with one of these entities, we may face legal liability and reduced revenues and profitability if we do not comply with these capital requirements.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and other government agencies and self-regulatory organizations, as well as state and provincial securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a bank, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders.

Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act.

Similar capital requirements apply to insurance companies. In the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consents, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the pool of potential target businesses may be limited and our ability to consummate a business combination within the requisite time period may be adversely affected.

Banks and insurance companies generally are subject to rigorous capital requirements. Any debt used in the consummation of the business combination may adversely affect the potential target businesses’ ability to maintain capitalization requirements in certain regulated segments of the financial services industry. If we were to acquire businesses in segments of the financial services industry which are subject to maintaining capitalization requirements and ratios and subject to regulatory approvals and consent, the structure of the potential business combination, including our use of leverage, and the size of the potential business combination may be impacted, the potential pool of target businesses may limited and our ability to consummate a business combination within the requisite time period may be adversely affected.

Our ability to pay dividends or repurchase shares of our common stock will be subject to restrictions under applicable banking laws and regulations.

Our ability to pay dividends or repurchase shares of our common stock will depend on the ability of any subsidiary banks or thrifts that we acquire to pay dividends to us. Banks and thrifts are subject to certain regulatory restrictions on the payment of dividends or repurchase of stock. A national bank or a thrift generally may pay dividends without regulatory approval in any calendar year to the extent of the total of its net profits for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. State banks or thrifts may be subject to similar limitations. The ability of a bank or thrift to pay dividends is also restricted by the requirement that it maintain adequate levels of regulatory capital.

Federal bank regulatory agencies also have the authority to prohibit a bank or thrift from engaging in unsafe or unsound practices, and the payment of dividends or the repurchase of stock could be deemed an unsafe or unsound practice depending on the financial condition or supervisory status of the institution.

Substantial regulatory limitations on investments in banks and thrifts may limit investors’ ability to purchase our stock.

With limited exceptions, federal regulations require the approval of the appropriate federal banking supervisor before a person or company or a group of persons or companies deemed to be “acting in concert” may directly or indirectly acquire more than 10% (5% if the acquirer is a bank or thrift holding company) of any class of a banking organization’s voting stock, or direct or indirectly obtain the ability to control in any manner the election of a majority of directors or otherwise direct the management or policies of a banking organization. Prospective investors must comply with these requirements, if applicable, in connection with any purchase of our units in this offering, any subsequent exercise of warrants, or any subsequent trading of units. These requirements may limit potential purchasers, and therefore the value, of our stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the pre-offering private placement of the founders’ warrants and our expected uses will be as set forth in the following table:

	Without	Over-
	over	Allotment
	Allotment	Option
	Option	Exercised

Gross proceeds
Proceeds from sale of founders’ warrants	$2,100,000	$2,100,000
Public Offering	60,000,000	69,000,000

Total	62,100,000	71,100,000

Offering and private placement expenses(1)
Underwriting discount(2)	$4,200,000	$4,830,000
Legal fees and expenses (including blue sky services and expenses)	335,000	335,000
Miscellaneous expenses	2,766	2,766
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	30,000	30,000
AMEX application and listing fees	55,000	55,000
SEC registration fee	13,819	13,819
NASD registration fee	13,415	13,415

Total offering and placement expenses	$4,710,000	$5,340,000

Net proceeds
Net proceeds from offering and sale of founders’ warrants	$57,390,000	$65,760,000
Net offering proceeds not held in trust	90,000	90,000

Net proceeds from offering and sale of founders’ warrants held in trust for our benefit	$57,300,000	$65,670,000

Deferred underwriting discounts held in trust	$2,100,000	$2,415,000

Total amount held in trust	$59,400,000	$68,085,000

Estimated expenses related to a business combination — paid from funds not held in trust, interest earned on our trust account that may be released to us and funds that may be drawn from our limited recourse line of credit

Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$300,000	20.0%
Payment for administrative services and support ($7,500 per month for 24 months)	$180,000	12.0%
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	$400,000	26.7%
Legal and accounting fees relating to SEC reporting obligations	$80,000	5.3%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, director and officer insurance, franchise taxes and dissolution obligations and reserves, if any)	$540,000	36.0%

Total(3)(4)	$1,500,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee and NASD filing fee, will be paid from the $250,000 non-interest bearing loan from our officers and directors, as further described below.

We intend to repay these loans out of the net proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3.5%, or $2,100,000 to be held in trust ($2,415,000 if the underwriters over-allotment option is exercised in full) until consummation of a business transaction.

(3)	Up to $1,250,000 of interest earned on the funds, net of taxes payable, held in trust will be used to fund our working capital.

(4)	Upon the closing of the offering, we will have access to a $500,000 limited recourse revolving line of credit which will bear interest at the federal funds rate (5.25% as of July 25, 2007) and will become due and payable at the consummation of the business combination, or earlier solely from the $1,250,000 of interest earned on the trust account which is available for working capital.

The amount of $59,400,000, or $68,085,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of this offering and the purchase of the founders’ warrants, will be placed in a trust account at JPMorgan Chase maintained by American Stock Transfer & Trust Company, as trustee. The funds held in trust will be invested only in United States “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The proceeds will not be released from our trust account until the earlier of the completion of a business combination or the liquidation of our trust account. The proceeds held in our trust account (exclusive of any taxes and any funds held for the benefit of the underwriters) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in our trust account which are not used to consummate such business combination.

We have agreed to pay Inter-Atlantic Group, an affiliate of certain of the officers and directors, up to $7,500 per month for office space, utilities, administrative, technology and secretarial services. This arrangement is being agreed to for our benefit and is not intended to provide director or officer compensation in lieu of salary. We believe, based on rents and fees for similar services in New York, New York, that such fees are at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of our trust account to our public stockholders.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us outside of our trust account for our search for a business combination will be approximately $1,750,000, or $250,000 in excess of our estimated expenses of $1,500,000. We intend to use the excess working capital (approximately $540,000) for director and officer liability insurance premiums (approximately $220,000), with the balance of $320,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, including for reimbursement of any out-of-pocket expenses incurred by any of our existing stockholders in connection with activities on our behalf (including possible payments to unaffiliated third-parties for their performance of due diligence). We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We could use a portion of the funds not being placed in trust to engage consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in our trust account and other net proceeds not expended will be used to finance the operations of the target business.

Inter-Atlantic Group has agreed to loan us a total of $250,000, which will be used to pay a portion of the expenses of this offering, such as transfer agent fees, SEC registration fees, NASD registration fees, American Stock Exchange application and listing fees, background investigation expenses, printing expenses, and legal and accounting fees and expenses. We intend to repay these loans from the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in our trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act. By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed to be an investment company within the meaning of the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations (including possible payments to unaffiliated third parties for their performance of due diligence) and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in our trust account such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from our trust account (including interest earned on his, her or its portion of our trust account, excluding up to $1,250,000 of interest which may be used to fund the Company’s working capital, net of taxes payable, which taxes, if any, shall be paid from our trust account) only in the event of our automatic dissolution and subsequent liquidation of our trust account upon our failure to complete a business combination or if that public stockholder were to redeem such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in our trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the pre-offering private placement of the founders’ warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash if voted against the business combination), by the number of outstanding shares of our common stock.

At June 15, 2007, our net tangible book value was a deficiency of $239,939 or approximately $(0.13) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units sold in the offering (not including the exercise of the over-allotment option, if any) and the sale of the founders’ warrants, the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 15, 2007 would have been $40,222,442 or $5.64 per share, representing an immediate increase in net tangible book value of $5.77 per share to the existing stockholders and an immediate dilution of $2.36 per share or 29.5% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $17,814,060 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in our trust account (a portion of which is made up of $2,100,000 purchase price of the founders’ warrants and $2,100,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, including the interest earned (excluding up to $1,250,000 of interest earned which may be used to fund working capital, net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.13)
Increase attributable to new investors	$5.77

Pro forma net tangible book value after this offering		$5.64

Dilution to new investors		$2.36

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders(1)	1,875,000	20.00%	$25,000	.04%	$0.0133
New investors(2)	7,500,000	80.00%	60,000,000	99.96%	$8.0000

Total	9,375,000	100.00%	$60,025,000	100.00%

(1)	Does not include shares underlying the 2,100,000 founders’ warrants to be purchased by the existing stockholders in a private placement prior to the consummation of the offering.

(2)	Assumes sale of 7,500,000 units in this offering, but not the exercise of 7,500,000 warrants to purchase shares sold as part of such units.

The pro forma tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(239,939)
Net proceeds from this offering and the sale of founders’ warrants(1)	$59,490,000
Offering costs excluded from tangible book value before this offering	$256,651
Less: Deferred underwriters’ fee payable on consummation of a business combination(2)	$(1,470,210)
Less: Proceeds held in trust subject to redemption for cash ($59,400,000 x 29.99%)	$(17,814,060)

$40,222,442

Denominator:
Shares of common stock outstanding prior to the offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to redemption (7,500,000 x 29.99%)	(2,249,250)

7,125,750

(1)	Net of underwriters’ discounts and commissions (excluding $2,100,000 of deferred underwriting discounts and commissions) and other offering expenses.

(2)	For purposes of presentation, this table assumes that we have converted the maximum of 2,249,250 shares to cash in connection with our initial business combination, reducing the underwriters’ fee by $0.28 per share, or approximately $629,790. If no shares were converted to cash in connection with our initial business combination, our pro forma net tangible book value would be reduced by $2,100,000.

CAPITALIZATION

The following table sets forth our capitalization at June 15, 2007 and as adjusted to give effect to the sale of our units in this offering and the founders’ warrants and the application of the estimated net proceeds derived from the sale of our units:

	June 15, 2007
	Actual	As Adjusted(4)

Notes payable(1)	$250,000	$—
Deferred underwriting discounts and commissions		$2,100,000

Common stock, $.0001 par value, -0- and 2,249,250 shares which are subject to possible redemption, shares at redemption value(2)	$—	$17,814,060

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $.0001 par value, 49,000,000 shares authorized; 1,875,000 shares issued and outstanding; 7,125,750 shares issued and outstanding (excluding 2,249,250) shares subject to possible redemption), as adjusted	$188	$713
Additional paid-in capital(3)	$24,812	$39,600,227
Deficit accumulated during the development stage	$(8,288)	$(8,288)

Total stockholders’ equity (deficit)	$16,712	$39,592,652

Total capitalization	$266,712	$59,506,712

(1)	Notes payable are payable on the consummation of this offering with respect to the $250,000 loan from Inter-Atlantic Group.

(2)	If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering (unlike traditional blank check companies where the redemption threshold is 19.99%) at a per-share redemption price equal to the amount in our trust account, inclusive of any interest thereon (excluding up to $1,250,000 of interest income, net of taxes payable, which may be used to fund the Company’s working capital), net of taxes payable, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

(3)	The as adjusted column includes $2,100,000 payable prior to the closing of this offering by our officers and directors in connection with the purchase of 2,100,000 founders’ warrants.

(4)	Excludes the $100 purchase option to Morgan Joseph & Co.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Inter-Atlantic Financial, Inc. is a newly organized blank check company formed for the purpose of acquiring, through a merger, a capital stock exchange, asset acquisition, stock purchase or other similar business combination of an unidentified domestic and/or foreign operating business in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies, including for example, payment processing companies and technology providers.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate the net proceeds from the sale of the units in this offering and the sale of the founders’ warrants, will be $57,390,000 ($65,760,000 if the over-allotment option is exercised in full), after deducting offering expenses of approximately $2,610,000 ($2,925,000 if the over-allotment option is exercised in full) not including Morgan Joseph & Co.’s deferred fees. Of this amount, $57,300,000 ($65,670,000 if the over-allotment option is exercised in full) will be held in trust for our benefit and be available to consummate a business combination (after payment of Morgan Joseph & Co.’s deferred fees) and the remaining $90,000 (also $90,000 if the over-allotment option is exercised in full) will not be held in trust.

We will use substantially all of the net proceeds of this offering, the pre-offering private placement of the founders’ warrants, as well as interest on the funds in our trust account released to us including those funds held in trust, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in our trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there is insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. To the extent our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in our trust account as well as any other net proceeds not expended will be released to us and will be used to finance the operations of the target business. We believe that, upon consummation of this offering, we will have funds sufficient to allow us to operate for at least the next 24 months, including (i) $1,250,000 of the interest earned on funds in our trust account (net of taxes payable) which will be released to us, (ii) the funds available to us outside of our trust account and (iii) up to $500,000 from the Company’s limited recourse revolving line of credit which will be repayable prior to the consummation of the business combination solely from the $1,250,000 of interest earned on the trust account which is available for working capital, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $300,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $400,000 of expenses for due diligence, identification and research of prospective target business combination and related expenses, $180,000 for administrative services and support payable to an affiliated third party ($7,500 per month for up to 24 months), $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $540,000 for general working capital that will be used for miscellaneous expenses and reserves. Up to $1,250,000 of the interest earned on our trust account (net of taxes payable) will be released to us to fund our working capital requirements and the costs associated with such plan of dissolution and liquidation (which we currently estimate to be between $50,000 and $75,000) if we do not consummate a business combination. Although the rate of interest to be earned on our trust account will fluctuate through the duration of our trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on our trust account, even at an interest rate of 4% per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you our trust account will yield this rate, we believe such rate is representative of that which we may receive.

We believe there should be sufficient funds available either outside of our trust account or made available to us out of the net interest earned on our trust account and released to us as working capital, to fund the costs and expenses associated with a plan of dissolution and liquidation, although we cannot give any assurances thereof.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to a business combination. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering, as well as our capital stock or debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in our trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

Inter-Atlantic Group has loaned us a total of $250,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, American Stock Exchange listing and application fees and certain legal and accounting fees and expenses. These loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust. We have granted a purchase option to Morgan Joseph & Co. to be issued upon the closing of this offering. If the offering does not close, the purchase option will not be issued. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from the sale thereof. We estimate that the fair value of the purchase option at the date of issue will be approximately $2.61 per share or approximately $1,371,000 in the aggregate. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Any shares acquired in the aftermarket by existing stockholders will be voted in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination and public stockholders owning 29.99% or less of the shares sold in this offering exercise their redemption rights described below. This is different from the traditional blank check company structure and makes it more likely that the business combination may be approved. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of our trust account. Such stockholder must have also exercised its redemption rights described below. Even if 29.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters and taxes payable) at the time of such acquisition which amount is required for our initial business combination. In such event, we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up. The Company has agreed not to lower the redemption threshold below 29.99% in connection with the negotiation of a business combination.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware. We were formed for the purpose of acquiring, through a merger, a capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business in the financial services industry or businesses deriving a majority of their revenues from providing services to financial services companies including for example, payment processing companies and technology providers. We believe we are qualified to select an attractive acquisition target because of our officers’ and directors’ over 150 years of aggregate experience with both public and private companies in the financial services industry. Our efforts in identifying a prospective target business will not be limited to a particular geographic location. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. In addition, we have not been contacted nor have any of our officers, directors or affiliates been contacted by companies regarding a potential business combination, nor have we, or any of our officers, directors or affiliates, directly or indirectly taken any steps in furtherance of a business combination. To date our efforts have been limited to organizational activities and activities relating to this offering and we have not acquired any business operations.

According to the SPDR Index as of July 24, 2007, financial services companies comprised a weighted average of 20.0% of the S&P 500 market capitalization. According to the U.S. Bureau of Economic Analysis, the financial services industry has been the leading contributor to the U.S. gross domestic product for more than a decade; the industry’s contribution in 2006 was 20.8%. In addition, for the first quarter of 2007, the financial services sector accounted for approximately 34.2% of total corporate profits in the United States.

The financial services sector is dominated by large, and in some cases, multi-national institutions. While dynamic industry trends are constantly shifting the demand for financial services products and other offerings, we believe that these types of institutions are often unwilling or unable to respond proactively to these emerging trends because they often find it difficult to quickly and efficiently embrace emerging industry trends without disrupting existing businesses. However, we believe that in this competitive industry there is a constant need for cost reduction, expansion of product lines and increased market share through innovative products and the application of technology. We believe that smaller companies have greater flexibility to more readily exploit industry trends in technology, legislation and other areas within particular financial services sectors.

Technology has fundamentally changed how businesses in the financial services industry deliver their services and products. We believe that many areas of financial services have been impacted by the advancement and implementation of technology, especially the banking sector as transaction processing becomes faster and more efficient. Alternative distribution methods employed in the financial services industry have become extremely important. These product delivery methods include debit cards, smart cards, electronic payment systems, contactless payment devices, free-standing kiosks, mobile devices, automated teller machines and the Internet. We believe the evolution of payment technology will continue as cash and check transactions become increasingly replaced by next generation debit technologies including card, PIN and mobile.

Within the universe of potential targets in the financial services industry, including service providers to the industry, we believe that companies in the financial technology sector are particularly attractive and financial technology companies will be an important focus of ours. As compared to traditional banks, these companies differ in many respects and typically are unregulated or less regulated, require lower capitalization levels and trade at higher valuation multiples. Areas within the financial technology sector that we may focus on include:

•	payment processing;

•	processors of transactions or information;

•	financial data, analysis and content providers;

•	banking, insurance and asset management software, security and outsourcing providers;

•	brokerage, eFinance, and other web-oriented financial businesses;

•	credit, debit and prepaid card technology and distribution;

•	emerging technologies such as PIN, mobile and contactless payment delivery systems; and

•	service providers supporting the consumer and commercial finance, servicing, asset management and insurance businesses.

Although we may consider a target business in any segment of the financial services industry, including any area of the financial technology sector, an important area for us will be companies involved in the payments aspect of the financial services industry. Payments encompass the various mechanisms that consumers and businesses use to purchase and/or finance goods or services, pay bills and access and transfer funds. These companies may be involved in creating new mechanisms to enhance or replace existing payment methods including credit cards, debit cards, ATMs, cash, checks, stored value cards, electronic bill payments and other existing and emerging forms of payment. These companies may also be involved in products which often enable payment mechanisms through a complex web of payment devices, financial accounts, data networks, processing platforms, clearinghouses and banking and other relationships that link banks, card issuers, merchants, billers, non-bank financial institutions, corporations, government agencies, technology companies and specialized payment providers.

We believe that payment technology is rapidly changing and that companies involved in this sector have enormous growth potential. According to a February 2006 Federal Reserve Board Discussion Paper, annual debit card transactions in the United States have been increasing at a rate of 20% per year and now exceed the number of credit card transactions. Furthermore, according to the Nilson Report, which compared 2005 with 2006, the number of Visa and MasterCard credit and debit cards in circulation increased globally by 11.2% to 2.4 billion and purchase transactions utilizing these cards increased by 15.2% to 85.4 billion, with the total dollar volume increasing 14.5% to $6.7 trillion. In the United States alone, the number of these cards in circulation increased by 7.8% to 878.8 million, the number of purchase transactions increased by 12.4% to 34.0 billion and total dollar volume increased 11.7% to $2.5 trillion.

While our primary focus will be on prospective target businesses in or related to the financial services industry in the United States, we may also consider these acquisition opportunities internationally.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•	experience and skill of management and availability of additional personnel;

•	financial condition, including profitability, cash flow, the recurrence of revenue and the results of operation;

•	growth potential;

•	competitive position and barriers to entry;

•	ability to retain and grow the customer base;

•	stage of development of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment;

•	costs, approvals and accounting impact associated with effecting the business combination; and

•	relative valuations of similar publicly traded companies.

In seeking a business combination, we intend to utilize cash derived from the proceeds of this offering, as well as our capital stock, debt, or a combination of cash, capital stock and debt, and there is no limit on the issuance of capital stock or incurrence of debt we may undertake in effecting a business combination. In the event a business combination is consummated, all sums remaining in our trust account will be released to us immediately thereafter, and there will be no restriction on our use of such funds.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of such acquisition. Consequently, it is likely we will have the ability to effect only a single business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) or more than one target business at the same time. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such business combinations by raising additional funds through the sale of our securities or through loan arrangements. In addition, we may pay for such business combinations, in part or in whole, by issuance of our securities. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. It is possible we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should management elect to pursue more than one acquisition of target businesses simultaneously, management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, there can be no assurance we will be able to integrate the operations of such target businesses.

We have agreed to pay a monthly fee of $7,500 to Inter-Atlantic Management Services LLC, an affiliate of certain of the officers and directors, for general and administrative services, including but not limited to receptionist, secretarial and general office services. Inter-Atlantic Management Services LLC, together with its affiliate companies, is referred to herein as Inter-Atlantic Group. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of:

•	the consummation of a business combination;

•	24 months after the completion of this offering; and

•	the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation.

Our officers and directors will not receive any compensation in this offering or for services rendered to us prior to, or in connection with, the consummation of a business combination. Our officers and directors will be entitled to reimbursement for out-of-pocket expenses incurred by them or their affiliates on our behalf.

Prior to the closing of this offering, our officers and directors will have collectively purchased a combined total of 2,100,000 warrants at a price of $1.00 per warrant for a total of $2,100,000.

Key Strengths

We believe that our management and director team have several key strengths including:

•	substantial investment experience in the financial services sector;

•	substantial management experience in the financial services sector;

•	strong industry reputation and track record;

•	broad sector specific deal flow from our extensive sourcing network; and

•	attractive proposition to target businesses.

Investment Experience

Our officers and directors have significant experience in investing in, and acquiring, financial services companies. In particular, Messrs. Lerner, Lichten and Baris were formerly investment bankers in the Financial Institutions Group of Smith Barney Inc. and Messrs. Lichten and Weinhoff were formerly investment bankers in the Financial Institutions Group of Lehman Brothers Inc. At Inter-Atlantic Group and Smith Barney, Mr. Lerner participated in the raising of equity capital for financial services companies, including investments on behalf of Inter-Atlantic Group’s funds, and has performed varying amounts of due diligence on privately-held financial services companies. Mr. Lichten was a Managing Director at Smith Barney and Lehman Brothers Inc., where he concentrated on raising capital and providing merger and acquisition advisory services to financial institutions. Mr. Baris’ primary role at Inter-Atlantic Group has been sourcing, analyzing, negotiating, structuring and monitoring its private equity investments. Mr. Weinhoff was a Managing Director of Lehman Brothers Inc. and head of the Financial Institutions Group for Schroder & Co.

Management Experience

Certain of our officers and directors have been senior executives of major financial services companies. In particular Messrs. Galasso, Daras and Hammer have each served in senior executive roles with companies involved in the payments and banking sectors. Mr. Galasso was the Chairman and Chief Executive Officer of NetSpend Corporation, a prepaid payment solutions company, from 2001 to 2004 and led its efforts to become one of the leading processors and marketers of prepaid, re-loadable debit cards. Prior to his time at NetSpend Corporation, Mr. Galasso was the President and Chief Executive Officer of Bank of America National Association, Bank of America’s credit card company. Mr. Daras served as Executive Vice President, Treasurer and Asset-Liability Committee Chairman of Dime Bancorp where he managed loan and securities portfolios and also oversaw the bank’s cash management, money transfer, derivatives, funding and risk management operations. Prior to his service at Dime Bancorp, Mr. Daras was Chief Financial Officer of Cenlar Capital Corp., a privately held mortgage banking company. Mr. Hammer served as an Executive Vice President of The Chase Manhattan Bank, where he was responsible for the bank’s global consumer activities including the retail branch network, credit card, consumer lending and deposit businesses.

Strong Industry Expertise

We believe that through their work experience, our officers and directors have acquired substantial knowledge about private financial services companies. Our officers and directors have not taken any steps toward identifying a target business, including identifying potential target criteria other than the criteria that is disclosed in this registration statement, and their general knowledge and experience with financial services companies will play a role in evaluating potential target businesses. Specifically, our officers and directors will be using their general industry expertise in evaluating potential target businesses subsequent to the initial public offering. Our officers and directors are not aware of any potential target businesses seeking a sale, seeking a change of control or seeking an initial public offering, and in the event that any such entities subsequently come to the attention of our directors and officers prior to the initial public offering, we will not enter into a business combination with these entities after completion of the initial public offering. Our shareholders are not aware of any business opportunities that may be presented to our management after completion of the initial public offering.

Broad Sector Specific Deal Flow From Our Extensive Sourcing Network

We believe that the background, professional histories and experience of our officers and directors will enable us to have access to a broad spectrum of investment opportunities. We have a competitive advantage in that our officers and directors have 150 years of collective experience in successfully investing in and managing both public and private companies in the financial services industry. Based on the history of our officers and directors working within the financial services industry and their network of contacts, we believe we will have access to deal flow and the ability to locate an attractive initial business combination. Contacts of our officers and directors who may be a source for referral of potential target businesses include executives employed with and consultants engaged by, public and private businesses in our target industries, and consultants, investment bankers, attorneys, and accountants, among others, with knowledge of the financial services industry.

Attractive Proposition to Target Business

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, including venture capital funds, leveraged buyout funds, private equity funds, operating businesses and other entities and individuals, both foreign and domestic, for the following reasons:

•	Most of these funds have a finite life which generally requires the fund to effect a liquidity event, such as a sale, refinancing or public offering, for portfolio companies in order to return capital to investors. Our formation documents do not require us to effect a liquidity event at any particular time.

•	We will not integrate the operations of our initial acquisition target into an existing environment and corporate culture with pre-existing methods of doing business, as we believe is common with acquisitions by large financial platforms.

•	We have the flexibility to offer potential acquisition targets cash or stock consideration to meet their liquidity or estate planning needs.

On the other hand, potential acquisition targets may not favor us over other potential purchasers because we will not benefit from typical merger synergies, such as cost reduction and cost avoidance through economies of scale, because we are not an operating company.

Management Team

Messrs. Lerner, Lichten, Hammer, Baris and Daras are partners in Inter-Atlantic Group, a New York based private equity firm specializing in the financial services industry. Mr. Galasso is an independent consultant that conducts business with Inter-Atlantic Group from time to time. While each of these individuals is also a member of our management team, no voting arrangement exists among these individuals with respect to our securities. They have been integral in all investing activity, advisory activity, capital raising and strategic planning engaged in by Inter-Atlantic Group. Mr. Galasso has served as a senior executive officer in the payments industry including as Chairman and Chief Executive Officer of NetSpend Corporation, a former portfolio company of Inter-Atlantic Group. Inter-Atlantic Group generally refers to a collection of affiliated companies and partnerships, including two Bermuda-domiciled private equity funds, their general partners and Inter-Atlantic Management Services LLC, the main operating company. Prior to 2001, Inter-Atlantic served the financial services industry through mergers and acquisitions advisory services, capital raising, strategic planning and corporate restructuring for domestic and offshore companies. In 2001, the firm divested its broker-dealer subsidiary, Guggenheim Securities, LLC, in order to focus its efforts on making investments in the financial services sector. In addition, Inter-Atlantic Group has been a senior strategic advisor to a prominent insurance company for the past 12 years. The limited partners of the two private equity funds are a small group of prominent institutional investors.

Inter-Atlantic Group’s investment committee consists of Messrs. Lerner, Lichten, Hammer, Baris, Daras and Michael P. Esposito Jr., a former employee of the firm who is currently a director and owner of the general partners of the Inter-Atlantic Group funds. Mr. Esposito is a well known financial services executive who serves as Chairman of the Boards of XL Capital Ltd. (NYSE:XL), Security Capital Assurance Ltd. (NYSE: SCA) and Primus Financial Ltd. (NYSE: PRS).

Although both Inter-Atlantic Group and we intend to invest in companies in the financial services industry, there are differences in the size of such targeted investment and the type of companies in which the entities are focused on investing.

Inter-Atlantic Group does not make investments in excess of $5 million. By comparison, our amended and restated certificate of incorporation requires that our initial business combination be with a business or business whose fair market value is at least equal to 80% of the balance in the trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable). Based on the net offering proceeds of this offering and the sale of the founders’ warrants held in the trust account of $57,300,000, we would be required to effect an initial business combination with a business whose fair market value is at least $45,840,000.

We will not enter into a business combination with any company which Inter-Atlantic Group currently has or previously had a financial interest in.

To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Inter-Atlantic Group and Messrs. Lerner, Daras, Baris, Lichten and Hammer has granted us a right of first refusal with respect to any company or business in the financial services industry whose fair market value is at least equal to 80% of the balance of the trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable), which we refer to as a Company Potential Target. Pursuant to this right of first refusal, subject to their respective fiduciary obligations, each of these persons and Inter-Atlantic Group has agreed that he or it will not enter into any agreement to acquire majority voting control of a Company Potential Target until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue the opportunity. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering. Messrs. Galasso and Weinhoff will be responsible for enforcing this right of first refusal.

Our officers and directors are not aware of any potential target businesses seeking a sale, seeking a change of control or seeking an initial public offering, and in the event that any such entities subsequently come to the attention of our directors and officers prior to the initial public offering, we will not enter into a business combination with these entities after completion of the initial public offering. In addition, the right of first refusal will commence after the consummation of the offering.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the sale of the founders’ warrants, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Sources of target businesses

We anticipate target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers, financial services industry executives and consultants and other members of the financial community. We expect sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and articles that may be published in industry trade papers discussing our intent on making acquisitions. Sources will be directly contacted by management following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. We have not yet identified any acquisition candidates, nor will we communicate with any sources of target businesses with respect to an acquisition until consummation of the offering. In addition, our officers, directors and existing stockholders have not had any discussions or communications regarding our Company with any potential sources. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. We may engage the services of professional firms that specialize in business acquisitions in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, nor will we enter into any business combination with any affiliates of our initial stockholders, officers or directors. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees or other compensation in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination. Although we are not under any contractual obligation to engage any of the underwriters or Scura, Rise & Partners LLC, a financial advisory firm, to provide any services for us after this offering, and have no present intent to do so, any of the underwriters or Scura, Rise & Partners LLC may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. However, neither the underwriters or Scura, Rise & Partners have taken any steps, directly or indirectly, in the search for a target business and neither the underwriters or Scura, Rise & Partners has had any contact or communications with potential sources or potential target businesses. If any of the underwriters or Scura, Rise & Partners LLC provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. In addition, we have not had any contact with professional firms, preliminary or otherwise, regarding engaging their services in searching for a target business.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

Prior to agreeing to a business combination, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities, as applicable, will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Inter-Atlantic Group, an affiliate of certain of the officers and directors, for office space and certain general and administrative services. None of our officers or directors will receive any finder’s fee, consulting fees or any similar fees in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our net assets at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a proposed business combination if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or target businesses which satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination, although this may entail the simultaneous acquisition of several compatible operating businesses or assets. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a limited number of entities, our lack of diversification may:

•	leave us solely dependent upon the performance of a single business; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management

If our officers and directors are to remain associated with us following a business combination, they may be involved in different capacities than at present, and we may employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Existing stockholders who purchase shares of common in this offering or after this offering have agreed to vote such shares in favor of any proposed business combination. We will proceed with the business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning 29.99% or less of the shares sold in this offering exercise their redemption rights. This is different than the traditional blank check company structure and makes it more likely that a business combination will be approved. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of our trust account. Such stockholder must have also exercised its redemption rights described below. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder (other than existing stockholders) the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the quotient determined by dividing (i) the amount of our trust account (inclusive of any interest earned thereon, less (x) any amount necessary to pay accrued federal, state or local income tax on such interest, calculated as of two business days prior to the consummation of the business combination, and (y) up to an aggregate amount of $1,250,000 of the interest earned on our trust account, net of taxes payable, which will be released to us upon our demand, and (z) the deferred portion of the underwriters’ deferred discount), by (ii) the total number of shares of common stock outstanding at that date. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Public stockholders who redeem their stock into their share of our trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning more than 29.99% of the shares sold in this offering, exercise their redemption rights. This is different than the traditional blank check company structure and makes it more likely that a business combination will be approved. Even if 29.99% or less of the stockholders, as described above, exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters and taxes payable) at the time of such acquisition, which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve, liquidate and wind up. The Company has agreed not to lower the redemption threshold below 29.99% in connection with the negotiation of a business combination.

Investors who choose to remain as stockholders and do not exercise their redemption rights will have assumed the entire cost of the offering, including the underwriters’ discount (but not including the deferred compensation owed to Morgan Joseph & Co.). The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are redeemed, and approximately $0.90 per share if the maximum number of shares which may be redeemed are redeemed.

Dissolution and liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2009. This provision may not be amended without the affirmative vote of 95% of the shares issued in this offering except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by          , 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by          , 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, net of taxes, and up to $1,250,000 which may be used to fund our working capital requirements, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their rights to participate in any such distribution or any liquidation distribution with respect to their initial shares. In addition, Morgan Joseph & Co. has agreed to waive their rights to the $2,100,000 ($2,415,000 if the underwriters’ over-allotment is exercised in full) of deferred underwriting compensation deposited in our trust account. There will be no distribution from the trust account or otherwise with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution (currently anticipated to be no more than approximately $15,000) from our remaining assets outside of the trust account. We believe there should be sufficient funds available, outside of the trust account as well as from interest earned on the trust account and released to us as working capital, in addition to monies available pursuant to the Company’s limited recourse revolving line of credit, to fund the $15,000 in costs and expenses. To the extent sufficient funds are not available, Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, however, we cannot assure you that they will be able to satisfy these obligations.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the liquidation of the trust account or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.92, or $0.08 less than the per-unit offering price of $8.00. Any creditor’s claims against the trust account (which would include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) will have higher priority than the claims of our public stockholders. Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, jointly and severally pro rata according to their comparative beneficial interests in our company immediately prior to this offering, for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest then held in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after          , 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all significant vendors and service providers and all prospective target businesses execute agreements with us waiving any and all right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The determination of which vendors will be deemed significant will be made by our management but will include any investment bankers, legal advisors, accounting firms and business consultants we hire in connection with a business combination. Based on representations made to us by our indemnifying officers and directors, we currently believe that they have substantial means to fund any shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such eventuality. The indemnification obligations may be substantially greater than our indemnifying officers and directors currently foresee or expect. Their financial resources may also deteriorate in the future. Hence, we cannot assure you that our officers and directors will be able to satisfy those obligations. Moreover, because we will obtain the waiver agreements described above, the funds held in trust should be excluded from the claims of any creditors who executed such agreements in connection with any bankruptcy proceeding. However, such agreements may or may not be enforceable. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, it provides that:

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders and (ii) public stockholders owning less than 30% of the shares of common stock purchased by the public stockholders in this offering exercise their redemption rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated within 24 months from the date of this prospectus, then we will dissolve and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not initially consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that such combination be with one or more operating businesses that have a fair market value, either individually or collectively, equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of holders of 95% of the shares issued in this offering to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the amended and restated certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, it may be the case that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain executive offices at 400 Madison Avenue, New York, New York, 10017. The costs for this space is included in the $7,500 per-month fee Inter-Atlantic Group charges us for general and administrative services, including but not limited to receptionist, secretarial and general office services, pursuant to a letter agreement between us and Inter-Atlantic Group, an affiliate of certain of the officers and directors. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) consummation of a business combination, (ii) 24 months after the completion of this offering and (iii) the date on which we determine to dissolve and liquidate our trust account as part of our plan of dissolution and liquidation. We believe, based on rents and fees for similar services in New York, New York, that the fee charged by Inter-Atlantic Group is at least as favorable as we could have obtained from an unaffiliated person.

We consider our current office space adequate for our current operations.

Employees

We have four executive officers, three of whom are also members of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire an operating business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$59,400,000 of the net offering proceeds and the pre-offering private placement proceeds from	$50,220,000 would be required to be deposited into either an escrow account (not including the

	Terms of Our Offering	Terms Under a Rule 419 Offering

	the sale of the founders’ warrants, (including up to $2,100,000 of deferred underwriting commissions payable to Morgan Joseph & Co. upon consummation of a business combination) will be deposited into a trust account at JP Morgan Chase maintained by American Stock Transfer & Trust Company, leaving us with $57,300,000 with which to consummate the business combination.	$2,100,000 of deferred underwriting commissions payable to Morgan Joseph & Co. upon consummation of a business combination) with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $59,400,000 of net offering proceeds and the pre-offering private placement proceeds from the sale of the founders’ warrants held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business
	The initial target business that we acquire must have a fair market value equal to at least 80% of the amount in our trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units shall commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units shall begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading, provided (i) we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over- allotment option or its exercise in full. Morgan Joseph & Co. may decide to allow continued trading of the units following such separation.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after our trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for a pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 24 months after the consummation of this offering. If a business combination does not occur within this time frame our corporate existence shall cease except for the purpose of winding up our affairs and liquidating.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in our trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and	The proceeds held in our trust account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the

	Terms of Our Offering	Terms Under a Rule 419 Offering

	liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see ‘‘Proposed Business — Plan of Dissolution and Liquidation if No Business Combination.”	completion of a business combination or the failure to effect a business combination within 18 months. See ‘‘Risk Factors — Risks Associated with Our Company and the Offering — You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in our trust account would be returned within 5 business days of such date.
Interest earned on funds in trust
	Interest earned on our trust account in excess of the dollar amount necessary to allow for a $7.92 per share liquidation distribution, subject to any valid claims by our creditors which are not covered by amounts in our trust account or indemnities provided by Messrs. Lerner, Daras, Baris, Hammer and Lichten to our public stockholders will be released to us to fund our working capital requirements, with such amount to be released for working capital purposes limited to an aggregate of $1,250,000. In addition, interest earned may be disbursed for the purposes of paying taxes on interest earned. Upon the dissolution and liquidation of our company as part of a plan of dissolution and liquidation approved by our stockholders such stockholders shall be entitled to a portion of the interest earned on funds held in trust, if any, not previously released to us to fund our working capital requirements or costs associated with a plan of dissolution and liquidation if we do not consummate a business combination, net of taxes payable on such funds held in trust.	The interest earned on proceeds held in trust (net of taxes payable) would be held for the sole benefit of investors, and we would be unable to access such interest for working capital purposes.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position

Andrew S. Lerner	41	Chief Executive Officer and Director
Stephen B. Galasso	58	Senior Strategic Officer and Director
D. James Daras	53	Executive Vice President, Chief Financial Officer and Director
Brett G. Baris	32	Executive Vice President
Robert M. Lichten	66	Director
Frederick S. Hammer	71	Director
Samuel J. Weinhoff	57	Director

Mr. Andrew S. Lerner has been our Chief Executive Officer and a Director since inception. Mr. Lerner is Managing Partner of Inter-Atlantic Group, where he has been employed since 1995. Mr. Lerner is responsible for the day-to-day activities of Inter-Atlantic Group, and is a member of Inter-Atlantic Group’s investment committee. In 2000, he launched Inter-Atlantic Group’s private equity business which is now the core activity of the organization. Mr. Lerner was also President and Managing Director of Guggenheim Securities, LLC, Inter-Atlantic Group’s former NASD broker-dealer operation, until 2003. He was responsible for its day-to-day affairs including all supervisory, financial, regulatory, compliance and broker-dealer activities. Mr. Lerner is a Director of Higher One Inc. and Loan Servicing Solutions Holdings LLC and a Board Observer at Planet Payment, Inc. Higher One Inc., Loan Servicing Solutions Holdings LLC and Planet Payment, Inc. are portfolio companies of Inter-Atlantic Group. He is a former Director of several of Inter-Atlantic Group’s current and past portfolio companies. Mr. Lerner has over 18 years of experience in the financial services industry. Prior to joining Inter-Atlantic Group, he served as an investment banker in the Financial Institutions Group of Smith Barney Inc. for four years and in its Mortgage and Asset Finance Group for two years. At Smith Barney, he concentrated on raising capital and providing merger and acquisition advisory services to financial institutions. Assignments included advising the parent corporation, now known as Citigroup Inc., on multiple financial services acquisitions. Also, since 1995, Inter-Atlantic Group has been a senior strategic advisor to a prominent insurance company and during the past 12 years Mr. Lerner has periodically led merger and acquisition advisory and other strategic assignments related thereto, including the divestiture of its credit card business. Mr. Lerner holds a B.S.E. in Electrical Engineering and Computer Science from Princeton University and an M.B.A. in Finance from The Wharton School, University of Pennsylvania.

Mr. Stephen B. Galasso has been the Senior Strategic Officer and a Director since inception. Mr. Galasso is an independent consultant in the payments industry. Mr. Galasso has been a strategic advisor and independent board director to both Account Now, Inc. since 2007 and Advanced Payment Solutions since 2005. Advanced Payment Solutions is an early stage company that launched the UK’s first prepaid bank card. Prior to joining Advanced Payment Solutions, Mr. Galasso was the Chairman and Chief Executive Officer of NetSpend Corporation, an Inter-Atlantic Group portfolio company that provides prepaid payment solutions, from November 2001 to April 2004. The company won the Portfolio Company of the Year Award in 2003 from the National Association of Small Business Investment Companies (NASBIC). In addition, Mr. Galasso helped pioneer the United States Office of the Comptroller of Currency and association (MasterCard) prepaid debit card rules and regulations. Mr. Galasso was also formerly the President and Chief Executive Officer of Universal Value Network, a payment card content and data management company, which he was instrumental in selling. Prior to this venture, Mr. Galasso was President and Chief Executive Officer of Bank of America National Association, Bank of America’s credit card company. He also served as a member of Bank of America’s Senior Management Council and as Executive Vice President of Marketing and Product Management at Bank of America Credit Cards. Prior to Bank of America, Mr. Galasso was Vice President of Marketing, Director of Communications, Strategic Planning and New Products for Citibank, VISA and

MasterCard Products. Mr. Galasso holds a B.S. in Marketing from Fordham University and an M.B.A. from Fordham University Graduate School of Business.

Mr. D. James Daras has been our Executive Vice President, Chief Financial Officer and a Director since inception. Mr. Daras has been a Partner of Inter-Atlantic Group since 2005. In addition, Mr. Daras is currently the Chief Executive Officer and Director of Loan Servicing Solutions Holdings, LLC, a portfolio company of Inter-Atlantic Group. From 2002-2005, Mr. Daras was Chief Executive Officer of JW Group, LLC, which provided advisory services to hedge funds investing in financial institutions and mortgage real estate investment trusts. During that time he was also an advisor to Franklin Madison Group, a boutique consulting firm specializing in performance enhancement for financial institutions in the areas of financial management, capital markets activities, risk management, information technology and operations. Mr. Daras has experience in bank restructuring, recapitalizing and merger and acquisitions having played a major role in those areas at Dime Bancorp. From 1991 through 2002, at Dime Bancorp, Mr. Daras managed loan and securities portfolios, and also oversaw the bank’s cash management, money transfer, derivatives, funding and risk management operations. Mr. Daras’ previous positions include Executive Vice President, Treasurer and Asset-Liability Committee Chairman of Dime Bancorp, Chief Financial Officer of Cenlar Capital Corp., a mortgage banking company and Vice President of The Chase Manhattan Bank. Mr. Daras is a former Director of Inter-Atlantic Group portfolio company Red Vision Systems, Inc. Mr. Daras has authored or co-authored several papers on fixed income risk management techniques and asset-liability management at banks. He holds a B.B.A. from George Washington University and an M.B.A. from St. Johns University.

Mr. Brett G. Baris has been an Executive Vice President of our company since inception. Mr. Baris is a Partner of Inter-Atlantic Group, where he has been employed since 1998. Mr. Baris is responsible for sourcing, analyzing, negotiating, structuring and monitoring private equity investments, and is a member of Inter-Atlantic Group’s investment committee. Mr. Baris was a Vice President of Guggenheim Securities, LLC, Inter-Atlantic Group’s former NASD broker-dealer operation, until 2003, and held series 7, series 24 and series 63 NASD licenses. Prior to joining Inter-Atlantic Group, Mr. Baris spent two years as an analyst in the Financial Institutions Group of Salomon Smith Barney Inc. At Salomon Smith Barney, Mr. Baris worked predominantly on collateralized debt offerings and securitizations in the student loan finance area. Mr. Baris is a Director of Avalon Healthcare Holdings, Inc., Homeowners of America Holding Corporation, US Fiduciary Inc. and Loan Servicing Solutions Holdings LLC, Inter-Atlantic Group portfolio companies. Mr. Baris holds a B.A. in Economics, magna cum laude, from Tufts University and an M.B.A. from Columbia Business School. He is a member of the Phi Beta Kappa National Honor Society and the Beta Gamma Sigma International Honor Society.

Mr. Robert M. Lichten has been a Director since inception. Mr. Lichten has been Co-Chairman of Inter-Atlantic Group since 1994 and is a member of Inter-Atlantic Group’s investment committee. He also served as Co-Chairman of Guggenheim Securities LLC, Inter-Atlantic Group’s former NASD broker-dealer operation, until 2003. Previously, Mr. Lichten was Managing Director at both Smith Barney Inc. and Lehman Brothers Inc., where he concentrated on capital raising and providing merger and acquisition advisory services to financial institutions. Mr. Lichten was also formerly Executive Vice President of The Chase Manhattan Bank. During his 22 years at Chase he was a senior corporate banker and was in charge of worldwide capital planning. Mr. Lichten also served as Chief of Staff of the Asset-Liability Management Committee and President of The Chase Investment Bank. As President, he was responsible for all swap and derivative products, corporate finance, private placements, leasing, loan syndications and merger and acquisition activities. Mr. Lichten is a Director of Inter-Atlantic Group’s portfolio companies SeaPass Solutions, Inc. and GovernanceMetrics International, Inc. a corporate governance rating agency and Loan Servicing Solutions Holdings LLC. In addition, he currently serves as a Director on the Board of Security Capital Assurance Ltd. and its subsidiaries XL Capital Assurance and XL Financial Assurance. He is a former trustee of Manhattan College, a former Director of Annuity & Life Re (Holdings), Ltd. and a former Director and President of the Puerto Rico USA Foundation, a cooperative effort between the Commonwealth of Puerto Rico and numerous multi-national corporations. Mr. Lichten holds a B.S. in Chemical Engineering from Manhattan College and an M.B.A. from New York University. He served as a Lieutenant in the United States Air Force and received the Air Force Commendation Medal for his work in solid rocket propulsion systems.

Mr. Frederick S. Hammer has been a Director since inception. Mr. Hammer has been Co-Chairman of Inter-Atlantic Group since 1994 and is a member of Inter-Atlantic Group’s investment committee. He also served as Co-Chairman of Guggenheim Securities LLC, Inter-Atlantic Group’s former NASD broker-dealer operation, until 2003. Mr. Hammer formerly served as Chairman, President and Chief Executive Officer of Mutual of America Capital Management Corporation. Previously, Mr. Hammer served as President of SEI Asset Management Group where he originated the multi-manager investment operations at the company. Mr. Hammer also served as Chairman and Chief Executive Officer of Meritor Financial Group; Executive Vice President of The Chase Manhattan Bank, where he was responsible for the bank’s global consumer activities including the retail branch network, credit card, consumer lending and deposit businesses; Executive Vice President of Associates Corp. of North America; and Vice President of Bankers Trust Co. Mr. Hammer is a Director of Inter-Atlantic Group’s portfolio companies E-Duction, Inc., Avalon Healthcare Holdings, Inc, Homeowners of America Holding Corporation and US Fiduciary Inc. In addition, he currently serves as a Director on the Boards of ING Clarion Realty Funds and Unicorn Financial Services, and is a former Director of several public and private companies, including VISA USA and VISA International. Mr. Hammer holds an A.B. degree in Mathematics, magna cum laude, from Colgate University and received his M.S. and Ph.D. degrees in Economics from Carnegie-Mellon University. He has taught Finance and Banking at The Wharton School, The University of Indiana, and New York University’s Graduate School of Business Administration.

Mr. Samuel J. Weinhoff has been a Director since July 2007. Mr. Weinhoff has served as a consultant to the insurance industry since 2000. Prior to this, Mr. Weinhoff was head of the Financial Institutions Group for Schroder & Co. from 1997 until 2000. He was also a Managing Director at Lehman Brothers, where he worked from 1985 to 1997. Mr. Weinhoff had ten years prior experience at Home Insurance Company and the Reliance Insurance Company in a variety of positions, including excess casualty reinsurance treaty underwriter, investment department analyst, and head of corporate planning and reporting. Mr. Weinhoff is currently a member of the board of directors of Infinity Property and Casualty Corporation, where he is a member of both the Executive Committee and the Audit Committee, and a member of the board of directors of Allied World Assurance Company Holdings, Ltd., where he is a member of the Executive Committee, the Audit Committee and the Investment Committee.

Advisors

Mr. P. Carter Rise is a Founding Partner of Scura, Rise & Partners, LLC, financial advisory firm. Prior to founding Scura, Rise & Partners, LLC, Mr. Rise was Managing Director and Group Head of the Financial Services Group at Prudential Securities Incorporated from 1996 to 2000. Mr. Rise served on many of Prudential Securities’ governance and management committees, including the Operating Council, the Investment Banking and Fixed Income Business Review Committees and the Investment Committees for Roman Arch I and II investment funds. From 1993 to 1996, Mr. Rise managed Prudential Securities’ Private Placement Group. From 1987 to 1992, he was an Associate and a Vice President in the firm’s High Yield and Private Placement Groups. Mr. Rise received his M.B.A. degree from the Wharton School at the University of Pennsylvania and a B.S. degree in Commerce from the McIntyre School of Commerce the University of Virginia.

Mr. Matthew D. Vertin is a Managing Partner at Scura, Rise & Partners, LLC, a financial advisory firm. Before joining Scura, Rise & Partners, LLC, he was a Director and the Head of the Financial Technology Investment Banking Group at Prudential Securities where he worked with both public and private financial technology companies. Prior to heading the Financial Technology Group, he was in the Financial Institutions Group at Prudential Securities. After graduating from business school, Mr. Vertin worked for Gabelli Asset Management Company. Mr. Vertin has an M.B.A. degree from Columbia Business School and a B.S. degree from the United States Military Academy at West Point.

Classified Board

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Daras and Hammer, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Weinhoff and Galasso, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Lerner and Lichten, will expire at the third annual meeting. It is our policy that all of our board members attend our annual meetings.

Director Independence

Our board of directors has determined that Messrs. Hammer, Lichten and Weinhoff are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended. We intend to have a majority of our board of directors be comprised of independent directors within one year of the completion of this offering.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for these committees as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Audit Committee

Upon completion of this offering, our audit committee will consist of Messrs. Hammer, Lichten and Weinhoff. Mr. Lichten will serve as the Chairman of our Audit Committee. The independent directors we appoint to our audit committee are each “independent”, as defined by the rules of the SEC. Our board of directors has determined that Messrs. Lichten, Weinhoff and Hammer each qualify as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Hammer, Lichten and Weinhoff, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. Mr. Hammer serves as the Chairman of our Nominating Committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

We do not have a compensation or similar committee. The independent members of our Board of Directors perform the functions of a compensation committee including:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determining the compensation and other terms of employment of our Chief Executive Officer; and

•	reviewing and approving the compensation and other terms of employment of the other executive officers and senior management.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer has received any cash or any other form of compensation for services rendered including but not limited to options, stock and non-equity incentives. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Inter-Atlantic Group $7,500 per month for use of office space, utilities, administrative, technology and secretarial services. This arrangement is being agreed to by us for our benefit and is not intended to provide any director or officer with compensation in lieu of salary. We believe, based on rents and fees for similar services in New York, New York, that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations (including possible payments to unaffiliated third parties for their performance of due diligence). After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than independent and disinterested members of our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In particular, several of our officers and directors are affiliated with Inter-Atlantic Group, a private equity firm specializing in financial services investments. Mr. Galasso is an independent consultant in the payments industry who conducts business with Inter-Atlantic Group and certain other firms. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business transaction.

•	Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us.

•	Since our officers and directors own shares of our common stock that will be released from escrow only if a business combination is completed and may own warrants that will expire worthless if a business combination is not consummated, these persons may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination and securing release of their shares.

•	If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, including the $500,000 limited recourse revolving line of credit which bears interest at the federal funds rate (5.25% as of July 25, 2007), which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. Repayment of the line of credit is payable prior to the business combination solely from the $1,250,000 of interest earned on the trust account which is available for working capital, solely to the extent there is more than $7.92 per share in the trust account.

•	While any or all members of our management may remain associated with us after consummation of the business combination, either as officers or directors, there is the possibility that no members of our management team will remain associated with us after the consummation of the business combination. In addition, there has not been any determination that any specific members of management will remain associated with the combined company post-business combination. It is more likely that some of our members of our management will remain as directors rather than officers post-business combination. However, we do not yet know which members of our management may remain associated with us after consummation of the business combination, and what their roles will be, because such a decision will be based on a variety of factors, including the experience and skill set of the target business’ management, the experience and skill set of each of our members of management as it relates to the target business, the industry and geographic location of the business post-business combination and the ability of members of our management to negotiate terms with the target business as part of any such business combination. If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

•	All of our officers and directors paid less for their shares of common stock than public shareholders, and as a result, they may be able to profit on a business combination which would be unprofitable to our public shareholders.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Although we are not under any contractual obligation to engage any of the underwriters or Scura, Rise & Partners LLC, a financial advisory firm, to provide any services for us after this offering, and have no present intent to do so, any of the underwriters or Scura, Rise & Partners LLC may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters or Scura, Rise & Partners LLC provide services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities. However, our officers and directors are not aware of any potential target businesses seeking a sale, seeking a change of control or seeking an initial public offering, and in the event that any such entities subsequently come to the attention of our directors and officers prior to the initial public offering, we will not enter into a business combination with these entities after completion of the initial public offering. In addition, subject to these fiduciary duties, each of our officers and directors and Inter-Atlantic Group have granted us a right of first refusal with respect to a Company Potential Target (as defined below).

Messrs. Lerner, Daras, Baris, Lichten and Hammer are affiliates of Inter-Atlantic Group, a private equity firm that invests in financial services companies. As a result, we believe that there is a substantial risk of a conflict between our operations and Inter-Atlantic Group’s operations. To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Inter-Atlantic Group and Messrs. Lerner, Daras, Baris, Lichten and Hammer has granted us a right of first refusal with respect to any company or business in the financial services industry whose fair market value is at least equal to 80% of the balance of the trust account (less deferred underwriting compensation of $2,100,000, or $2,415,000 if the over-allotment is exercised in full and taxes payable), which we refer to as a Company Potential Target. Pursuant to this right of first refusal, subject to their respective fiduciary obligations, each of these persons and Inter-Atlantic Group has agreed that he or it will not enter into any agreement to acquire majority voting control of a Company Potential Target until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue the opportunity. This right of first refusal will commence after the consummation of the offering and will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering. Messrs. Galasso and Weinhoff will be responsible for enforcing this right of first refusal. Our officers and directors are not aware of any potential target businesses seeking a sale, seeking a change of control or seeking to become a public company, and in the event that any such entities subsequently come to the attention of cur directors and officers prior to the initial public offering, we will not enter into a business combination with these entities after completion of the initial public offering.

Additionally, certain of our officers and directors are directors of companies, both public and private, which may perform business activities in the financial services industry similar to those which we may perform after consummating a business combination. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. In addition, all of our existing stockholders have agreed to waive their respective rights to participate in any liquidation of our trust account (except with respect to shares of our common stock acquired by them in connection with this offering or in the aftermarket) in connection with a dissolution occurring upon our failure to consummate a business combination as well as to vote any shares each owns for any plan of dissolution and liquidation submitted to our stockholders.

We will not enter into a business combination with any company which Inter-Atlantic Group currently has or previously had a financial interest in. To further minimize potential conflicts of interest, we also have agreed not to consummate a business combination with an entity which is affiliated with any of our officers and directors.

In addition, our officers and directors have agreed not to become officers, directors or principal stockholders of other blank check companies, which are engaged in, or in the event of the business combination, will be engaged in business activities similar to those intended to be conducted by us until the earlier of completion of a business combination or dissolution of our company.

We are obligated to have all significant vendors and service providers and all prospective target businesses execute agreements with us waiving any and all right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Messrs. Lerner, Daras, Baris, Hammer and Lichten have agreed to indemnify us, jointly and severally pro rata according to their comparative beneficial interests in our company immediately prior to this offering, for any loss, liability, claim, damage and expense to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, because members of our management have agreed to this indemnification, they may be deterred from entering into agreements with certain vendors on our behalf where there is a significant potential indemnification obligation. In addition, members of management, due to their indemnification obligations, may be motivated to enter into a business combination with a potential target business which agrees to pay any outstanding obligations of our company. We cannot assure you these conflicts will be resolved in our favor.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock: (a) before the offering and (b) after the offering, to reflect the sale of our common stock included in the units offered by this prospectus for:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount	Approximate Percentage of Outstanding
	and Nature	Common Stock
	of Beneficial	Before the	After the
Name and Address of Beneficial Owner(1)	Ownership	Offering	Offering(2)

Andrew S. Lerner(3)	501,400	26.7%	5.3%
Stephen B. Galasso(4)	281,250	15.0%	3.0%
Brett G. Baris	250,700	13.4%	2.7%
Robert M. Lichten	250,700	13.4%	2.7%
Frederick S. Hammer	250,700	13.4%	2.7%
P. Carter Rise	119,531	6.4%	1.3%
Matthew D. Vertin	119,531	6.4%	1.3%
D. James Daras	96,500	5.1%	1.0%
Samuel J. Weinhoff	4,688	0.3%	0.1%

	1,875,000	100.0%	20.0%

*	Less than 1%

(1)	The business address of each of the individuals is 400 Madison Avenue, New York, New York 10017, except for Mr. Rise and Mr. Vertin whose business address is 1211 Avenue of the Americas, New York, New York 10036.

(2)	Assumes only the sale of 7,500,000 units in this offering, but not: (a) the exercise of the 7,500,000 warrants to purchase shares of our common stock included in such units, (b) 525,000 shares of our common stock included in the representative unit purchase option, (c) 525,000 shares of common stock underlying warrants included in the representative’s unit purchase option and (d) 2,100,000 shares of common stock underlying the founders’ warrants.

(3)	Includes 90,000 shares beneficially owned by Mr. Lerner’s children and other family members.

(4)	The beneficial owner is the Stephen and Linda Galasso Family Trust.

Our officers and directors have collectively agreed to purchase in a pre-offering private placement transaction a combined total of 2,100,000 warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founders’ warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $2,100,000 purchase price of the founders’ warrants will be added to the proceeds of this offering to be held in our trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus and our certificate of incorporation, then the $2,100,000 purchase price of the founders’ warrants will become part of the liquidation distribution to the public stockholders and the founders’ warrants will expire worthless.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own approximately 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus (as well as any shares received by our existing stockholders pursuant to a stock dividend completed in connection with an increase in the size of the offering) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until one year following the consummation of the business combination.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Messrs. Andrew Lerner, Stephen Galasso, James Daras, Brett Baris, Frederick Hammer, Samuel Weinhoff and Robert Lichten are deemed to be our “parents” and “promoters” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January, 2007, we issued 1,875,000 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.0133 per share. These individuals currently own the following shares after taking into account resales of certain shares which occurred in July 2007.

	Number
Name	of Shares	Relationship to Us

Andrew S. Lerner	501,400	Chief Executive Officer and Director
Stephen B. Galasso	281,250	Senior Strategic Officer and Director
Brett G. Baris	250,700	Executive Vice President
Frederick S. Hammer	250,700	Director
Robert M. Lichten	250,700	Director
P. Carter Rise	119,531	Advisor
Matthew D. Vertin	119,531	Advisor
D. James Daras	96,500	Executive Vice President, Chief Financial Officer and Director
Samuel J. Weinhoff	4,688	Director

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

Our officers and directors have collectively agreed that prior to the date of this Prospectus, such persons will purchase a combined total of 2,100,000 of our warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founders’ warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $2,100,000 purchase price of the founders’ warrants will be added to the proceeds of this offering to be held in our trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $2,100,000 purchase price of the founders’ warrants will become part of the liquidation distribution to our public stockholders and the founders’ warrants will expire worthless.

The holders of the majority of the 1,875,000 shares, together with the holders of the founders’ warrants, will be entitled to require us, on up to two occasions, to register these shares and the 2,100,000 founders’ warrants and the 2,100,000 shares of common stock underlying the founders’ warrants, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares and the founders’ warrants may elect to exercise these registration rights at any time after the date on which these shares of common stock and founders’ warrants are released from escrow, which, except in limited circumstances, is not before the one year anniversary from the consummation of a business combination in the case of the common stock, and the consummation of a business combination in the case of the founders’ warrants. In addition, these stockholders and the holders of the founders’ warrants have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares are released from escrow or the founders’ warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the founders’ warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, founders’ warrants will be exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

Inter-Atlantic Group, an affiliate of certain of the officers and directors, has agreed to provide us an interest-free loan of $250,000 which will be used to pay a portion of the expenses of this offering, such as

SEC registration fees, NASD registration fees, American Stock Exchange listing and application fees and legal and accounting fees and expenses. The $250,000 loan from Inter-Atlantic Group will be payable without interest on the consummation of the offering. We intend to repay this loan from the proceeds of this offering not held in trust.

Commencing on the effective date of this prospectus through the acquisition of the target business, we have agreed to pay Inter-Atlantic Group $7,500 per month for use of office space, utilities, administrative, technology and secretarial services. This arrangement is being agreed to by us for our benefit and is not intended to provide our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in New York, New York, that such fees are at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of our trust account to our public stockholders. Inter-Atlantic Management Services LLC also purchased 4,688 shares of our common stock in January 2007 as part of the 1,875,000 shares of common stock issued. These shares were subsequently purchased at cost by Samuel Weinhoff in July 2007.

Each of our officers and directors are deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations (including possible payments to unaffiliated third parties for their performance of due diligence). There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers or directors or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of our trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties and any transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 49,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by nine record holders, excluding family members. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until (i) we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the founders’ warrants, (ii) we file with the Securities and Exchange Commission a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the date on which such separate trading begins is a business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. Morgan Joseph & Co. may decide to allow continued trading of the units following such separation. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of any transaction our officers negotiate and present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if a majority of the shares of common stock cast at the meeting are voted in favor of the business combination, and public stockholders owning 29.99% or less of the shares sold in this offering exercise their redemption rights discussed below. This is different than the traditional blank check company structure and makes it more likely that a business combination will be approved. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of our trust account. Such stockholder must have also exercised its redemption rights described below. Even if 29.99% or less of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80% of the amount in our trust account (excluding any funds held for the benefit of any of the underwriters and taxes payable) at the time of such acquisition which amount is required for our initial business combination. In such event we may be forced to either find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate to our public stockholders our trust account as part of our plan of dissolution and liquidation.

If we are forced to dissolve and liquidate our trust account to our public stockholders as part of our plan of dissolution and liquidation prior to a business combination, our public stockholders are entitled to share ratably in our trust account, inclusive of any interest, if any, not previously paid to us, net of taxes, if any. The term public stockholders means the holders of common stock sold as part of the units in this offering or acquired in the open market, but excludes our officers and directors or their nominees or designees with respect to the shares owned by them prior to this offering since they have waived their redemption right and right to liquidation distributions from our trust account in connection with our dissolution as part of our plan of dissolution and liquidation with respect to these shares.

Our existing stockholders have also agreed to waive their respective rights to participate in any liquidation of our trust account in connection with our dissolution occurring upon our failure to consummate a business combination as well as to vote for any plan of dissolution and liquidation submitted to our stockholders with respect to those shares of common stock acquired by them prior to this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of our trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their shares of common stock into their share of our trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 49,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of our trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Except for the founders’ warrants to be issued prior to the closing of this offering, no warrants are currently outstanding. Each warrant included in the units sold in this offering entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on [          ], 2011 at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th trading day after the date of this prospectus, unless Morgan Joseph & Co. agrees that an earlier date is acceptable; provided, however, that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering and the sale of the founders’ warrants, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised on the date of this prospectus. In the event all or any portion of the over-allotment option is exercised after the date of this prospectus, we will file an additional Current Report on Form 8-K to disclose our receipt of the net proceeds from any such exercise.

We may call the warrants for redemption (including any warrants issued upon exercise of Morgan Joseph & Co.’s unit purchase option):

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last closing sales price of our Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

Because the founders’ warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the founders’ warrants are exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our officers and directors have collectively agreed to purchase an aggregate of 2,100,000 of our warrants from us at a price of $1.00 per warrant prior to the closing of this offering. The founders’ warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founders’ warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased and the participating managers have committed to a specific amount of warrant purchases.

The warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. As a result of the founders’ warrants being non-redeemable, holders of the founders’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Purchase Option

We have agreed to sell to Morgan Joseph & Co. an option to purchase up to 525,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and will not be eligible for sale under Rule 144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of one year following the consummation of the business combination and will only be released prior to that date subject to certain limited exceptions such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 105,000 if the underwriters’ exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Securities and Exchange Commission’s Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,875,000 issued and outstanding shares of common stock on the date of this prospectus and the 2,100,000 founders’ warrants and the 2,100,000 shares of common stock underlying the founders’ warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares, or founders’ warrants as the case may be, are released from escrow. The holders of the founders’ warrants are also entitled to require us to register the resale of the shares underlying the founders’ warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Shares Subject to Surrender and Cancellation

We will not proceed with a business combination if public stockholders owning more than 29.99% of the shares sold in this offering (unlike a redemption threshold of 19.99% for a traditional blank check company) vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if stockholders owning 29.99% or less of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 2,249,250 shares of common stock, at an initial per-share redemption price of $7.92.

Our Amended and Restated Certificate of Incorporation

Our certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	prohibition against completing a business combination if 30% or more of our stockholders exercise their redemption rights in lieu of approving a business combination;

•	the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of our trust account in lieu of participating in a proposed business combination;

•	a requirement that in the event we do not consummate a business combination within 24 months after the consummation of this offering, our corporate existence shall cease except for the purpose of dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us; and

•	limitation on stockholders’ rights to receive a portion of our trust account so that they may only receive a portion of our trust account upon liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights.

Our certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95% of the shares issued in this offering. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95% of the shares issued in this offering.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Morgan Joseph & Co.
Sandler O’Neill + Partners, L.P.
Legend Merchant Group
GunnAllen Financial

Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $      per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Without
	Per Unit	Option	With Option

Public Offering Price	8.00	$60,000,000	$69,000,000
Discount(1)	0.28	2,100,000	2,415,000
Deferred Underwriting discount(2)	0.28	2,100,000	2,415,000
Proceeds before expenses(3)	7.44	55,800,000	64,170,000

(1)	Based upon the underwriters’ discount of 3.5% per unit. Does not include an additional 3.5% of the gross proceeds from the sale of the 7,500,000 units in this offering ($2,100,000 or $2,415,000 if the over-allotment is exercised in full) that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed into cash) which amounts are reflected in this table as deferred underwriting discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)	The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.

(3)	The offering expenses are estimated at $510,000.

We have agreed to reimburse Morgan Joseph & Co. Inc. for up to $5,000 of expenses incurred by it in connection with the investigative background search for each officer as part of its due diligence of our management, which expense reimbursement will be deemed additional compensation under NASD Rule 2710.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $      per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $      per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms; provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and the Company. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 525,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 525,000 units, the 525,000 shares and the 525,000 warrants underlying such units, and the 525,000 shares underlying such warrants, have been deemed to be underwriting compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Morgan Joseph & Co. Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of shares at a price below the option exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,371,000 using an expected life of five years, volatility of 36.2%, and a risk-free rate of 5.2%, based on the five year United States Treasury rate. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the average of the volatilities using daily historical prices over the past five years of each of the 15 smallest financial services companies drawn from the Standard & Poor’s Smallcap 600 Exchange Composite Index. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, as long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the

American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

We have granted to Morgan Joseph & Co. Inc., the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Morgan Joseph & Co. Inc. has not named its observer as of the date of this prospectus.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters to provide any services for us after this offering, but if we do engage any of them in the future, we may pay the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

We have also paid each of our advisors, Matthew Vertin and P. Carter Rise, $25,000 in connection with advisory services related to the selection of the underwriter for this offering. We have retained Messrs. Vertin and Rise, individually, and not in their respective capacities as principals of Scura, Rise & Partners, LLC, a financial advisory firm. We have no other contractual obligations with them, no other monies are owed to them and they have not assisted us in any other manner. In addition, we have not retained Scura, Rise & Partners, formally or informally, in any capacity following the initial public offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by DLA Piper US LLP, New York, New York. Morrison & Foerster LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Inter-Atlantic Financial, Inc. for the period from January 12, 2007 (date of inception) through June 15, 2007 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Rothstein Kass & Company P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Inter-Atlantic Financial, Inc.

We have audited the accompanying balance sheet of Inter-Atlantic Financial, Inc. (a corporation in the development stage) (the “Company”) as of June 15, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from January 12, 2007 (date of inception) to June 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inter-Atlantic Financial, Inc. (a corporation in the development stage) as of June 15, 2007, and the results of its operations and its cash flows for the period from January 12, 2007 (date of inception) to June 15, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 22, 2007

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

BALANCE SHEET
June 15, 2007

ASSETS
Current asset, cash	$182,245
Other assets, deferred offering costs	256,651

$438,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Due to affiliate	$607
Accrued offering costs	171,577
Note payable, affiliate	250,000

Total current liabilities	422,184

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued Common stock, $.0001 par value, authorized 49,000,000 shares; 1,875,000 shares issued and outstanding	188
Additional paid-in capital	24,812
Deficit accumulated during the development stage	(8,288)

Total stockholders’ equity	16,712

$438,896

See accompanying notes to financial statements.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period from January 12, 2007 (date of inception) to June 15, 2007

Formation and operating costs	$8,288

Net loss	$(8,288)

Weighted average number of common shares outstanding, basic and diluted	1,875,000

Net loss per common share, basic and diluted	$—

See accompanying notes to financial statements.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from January 12, 2007 (Date of Inception) to June 15, 2007

			Additional	Deficit Accumulated	Total
	Common Stock		Paid-in	During the	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Common shares issued	1,875,000	$188	$24,812	$—	$25,000
Net loss				(8,288)	(8,288)

Balances, at June 15, 2007	1,875,000	$188	$24,812	$(8,288)	$16,712

See accompanying notes to financial statements.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period from January 12, 2007 (date of inception) to June 15, 2007

Cash flows from operating activities
Net loss	$(8,288)
Adjustment to reconcile net loss to net cash from operating activities:
Change in operating assets and liabilities:
Due to affiliate	607

Net cash from operating activities	(7,681)

Cash flows from financing activities
Payment of deferred offering costs	(85,074)
Proceeds from note payable, affiliate	250,000
Proceeds from issuance of common stock	25,000

Net cash provided by financing activities	189,926

Net increase in cash	182,245
Cash, beginning of period

Cash, end of period	$182,245

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$171,577

See accompanying notes to financial statements.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

 Notes to Financial Statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Inter-Atlantic Financial, Inc. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on January 12, 2007. The Company was formed to acquire an operating business in or related to the financial services industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 99% of the gross proceeds (or 98.7% in the event that the underwriters’ over-allotment option is exercised in full), after payment of certain amounts to the underwriters and offering expenses, will be held in a trust account (“Trust Account”) and invested in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the condition under Rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 30% or more of the outstanding stock vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3.5% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and up to $1,250,000 (net of taxes payable) distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company will agree to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of the Proposed Offering, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Net loss per common share:

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic loss per share excludes dilution and is computed by dividing loss available to common stockholders by the weighted-average common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if convertible debentures, options and warrants were to be exercised or converted or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering”. Deferred offering costs consist of legal costs of $189,416, accounting costs of $35,000, and filing fees of $32,235 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

The Company complies with the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). There were no unrecognized tax benefits as of January 12, 2007 and as of June 15, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 12, 2007. There was no change to this balance at June 15, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). The expected public offering price is $8.00 per unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given, and if there is an effective registration statement allowing for the resale of shares underlying the Warrants. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the warrants during the exercise period, there will be no cash settlement of the warrants.

NOTE D — RELATED PARTY TRANSACTIONS

Nine stockholders, including the Company’s officers and directors, have purchased an aggregate of 1,875,000 of the Company’s founding shares for an aggregate price of $25,000 in a pre-offering private placement. The shares are identical to those sold as part of the Units sold in the Proposed Offering, except that each of the founders will agree to vote its founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. As a result, they will not be able to exercise conversion rights with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders. The founders’ common stock acquired prior to the Proposed Offering will not participate with the common stock included in the units sold in the Proposed Offering in any liquidating distribution.

The Company issued a $250,000 unsecured promissory note to Inter-Atlantic Management Services LLC (“IAMS LLC”), an affiliate of certain of the Company’s officers and directors. This advance is non-interest bearing, unsecured and is due upon the consummation of the Proposed Offering. The loan will be repaid out of the proceeds of the Proposed Offering not placed in the Trust Account, if such funds are available, otherwise the balance of the loan will be repaid out of the interest the Company receives on the Trust Account.

The Company presently occupies office space provided by IAMS, LLC. IAMS, LLC has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

time. The Company has agreed to pay IAMS, LLC $7,500 per month for such services beginning after the successful completion of the Proposed Offering.

At June 15, 2007, the amount shown on the accompanying balance sheet as due to affiliate represents amounts due for administrative expenses paid by IAMS, LLC on behalf of the Company. This amount is non-interest bearing and has no stated repayment date.

Each of the Company’s officers and directors collectively have agreed to purchase directly from the Company, in a pre-offering private placement, an aggregate of 2,100,000 warrants immediately prior to the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $2,100,000) from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination. The founders’ warrants will become exercisable after a Business Combination and will be non-redeemable so long as they are held by our founders or their permitted transferees.

Concurrent with the closing of the Proposed Offering, the Company anticipates executing a limited recourse line of credit agreement with IAMS, LLC and its affiliates. The line of credit agreement would allow for borrowings of up to $500,000, would bear interest at the federal funds rate (5.25% at June 15, 2007), and would mature at earlier of the consummation of a business combination, two years after the effective date of a Registration Statement, or an event of default, as defined in the agreement.

NOTE E — COMMITMENTS

The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.5% of the gross offering proceeds payable as deferred underwriting discounts and commissions upon the Company’s consummation of a Business Combination.

The Company has granted the underwriters a 45-day option to purchase up to 1,125,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company has also agreed to sell the underwriters, for $100, as additional compensation, an option to purchase up to a total of 525,000 Units. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The option is exercisable on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination or one year from the date of the prospectus, and expiring five years from the date of the prospectus. The option and the 525,000 Units, the 525,000 shares of common stock and the 525,000 warrants underlying such Units, and the 525,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and the number of Units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

INTER-ATLANTIC FINANCIAL, INC.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

The sale of the option to purchase will be accounted for as a cost attributable to the Proposed Offering. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.61 per unit, or approximately $1,371,000 in total, using an expected life of five years, volatility of 36.2% and a risk-free interest rate of 5.2%.

The volatility calculation of 36.2% is based on the average of the volatilities using daily historical prices over the past five years of each of the 15 smallest financial services companies drawn from the Standard & Poor’s Small Cap 600 Exchange Composite Index (“Index”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors that cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility of the 15 smallest financial services companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the option would become worthless. In no event shall the holder of the unit purchase option or the warrants included in such option be entitled to a net cash settlement of the option or the warrants, and in the event there is no effective registration statement, the unit purchase option and the warrants may expire unexercised and unredeemed.

NOTE F — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until [          ], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

INTER-ATLANTIC FINANCIAL, INC.

7,500,000 Units

PROSPECTUS

Sandler O’Neill + Partners, L.P.
Legend Merchant Group
GunnAllen Financial

          , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	13,819
NASD filing fee	13,415
Accounting fees and expenses	30,000
Printing and engraving expenses	60,000
Legal fees and expenses	335,000
AMEX listing and application fees	55,000
Miscellaneous	1,766	(2)

Total	$510,000

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Officers and Directors.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares(1)

Andrew S. Lerner(2)	450,000
Stephen B. Galasso(3)	281,250
D. James Daras	225,000
Brett G. Baris	225,000
Robert M. Lichten	225,000
Frederick S. Hammer	225,000
P. Carter Rise	119,531
Matthew D. Vertin	119,531
Inter-Atlantic Management Services LLC(4)	4,688

Total	1,875,000

(1)	Does not reflect certain resales of our common shares which occurred in July 2007.

(2)	Includes 90,000 shares beneficially owned by Mr. Lerner’s children and other family members.

(3)	The beneficial owner is the Stephen and Linda Galasso Family Trust.

(4)	These shares were subsequently sold by Inter-Atlantic Management Services LLC to Samuel J. Weinhoff, our director, at cost.

Such shares were issued on January 31, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.013 per share. No underwriting discounts or commissions were paid with respect to such sales. In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock in such amount to maintain the existing stockholders allocated ownership at 20% of our issued and outstanding common stock upon the consummation of this offering.

Prior to the closing of this offering, our officers and directors, will have collectively purchased a combined total of 2,100,000 warrants at a price of $1.00 per warrant for a total of $2,100,000. The warrants will be sold pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.**
1.2	Form of Selected Dealer Agreement.*
3.1	Amended and Restated Certificate of Incorporation.**
3.2	By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.**
4.5	Form of Unit Option Purchase Agreement between the Registrant and Morgan Joseph & Co.**
5.1	Opinion of DLA Piper US LLP.**
10.1	Letter Agreement among the Registrant, Morgan Joseph & Co. and Andrew Lerner.**
10.2	Letter Agreement among the Registrant, Morgan Joseph & Co. and Stephen Galasso.**
10.3	Letter Agreement among the Registrant, Morgan Joseph & Co. and D. James Daras.**
10.4	Letter Agreement among the Registrant, Morgan Joseph & Co. and Robert M. Lichten.**
10.5	Letter Agreement among the Registrant, Morgan Joseph & Co. and Frederick Hammer.**
10.6	Letter Agreement among the Registrant, Morgan Joseph & Co. and Brett G. Baris.**
10.7	Letter Agreement among the Registrant, Morgan Joseph & Co. and Samuel J. Weinhoff.**
10.8	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.**
10.9	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust. Company and the Initial Stockholders.**
10.10	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.11	Office Services Agreement dated , 2007 by and among the Registrant and Inter-Atlantic Management Services LLC.**
10.12	Warrant Purchase Agreement between the Registrant and the Existing Stockholders.**
10.13	Form of Promissory Note, dated January 31, 2007, issued to Inter-Atlantic Management Services LLC in the amount of $250,000.**
10.14	Revolving Line of Credit Agreement.**
14.1	Code of Ethics.**
23.1	Consent of Rothstein Kass & Company P.C.
23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1).**
24	Power of Attorney (included on the signature page of the Registration Statements filed on February 13, 2007 and July 30, 2007).
99.1	Audit Committee Charter.**
99.2	Nominating Committee Charter.**

*	To be filed by amendment

**	Previously filed

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 3rd day of August, 2007.

INTER-ATLANTIC FINANCIAL, INC.

By:	/s/ Andrew Lerner
Andrew Lerner
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

	/s/ Andrew Lerner Andrew Lerner	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2007

	/s/ Stephen B. Galasso* Stephen B. Galasso	Senior Strategic Officer and Director	August 3, 2007

	/s/ D. James Daras* D. James Daras	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 3, 2007

	/s/ Robert M. Lichten* Robert M. Lichten	Director	August 3, 2007

	/s/ Frederick S. Hammer* Frederick S. Hammer	Director	August 3, 2007

	/s/ Samuel J. Weinhoff* Samuel J. Weinhoff	Director	August 3, 2007

*By	/s/ Andrew Lerner Andrew Lerner Attorney-in-fact		August 3, 2007